UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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Regulus Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION

REGULUS THERAPEUTICS INC.

10628 Science Center Drive, Suite 100

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 1, 2019

Dear Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Regulus Therapeutics Inc., a Delaware corporation (the “Company”). The meeting will be held on August 1, 2019 at 9:00 a.m. local time at the Company’s principal executive offices located at 10628 Science Center Drive, Suite 100, San Diego, CA 92121 for the following purposes:

1.	To elect the nine nominees for director named herein to serve until the next annual meeting and their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To approve the issuance of securities convertible into and exercisable for the Company’s common stock in connection with a financing transaction;

4.	To approve the Regulus Therapeutics Inc. 2019 Equity Incentive Plan;

5.

To authorize the adjournment of the annual meeting in order to permit the solicitation of additional proxies if there are not sufficient votes to approve Proposal 3 or Proposal 4 described above at the time of the annual meeting;

6.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2019; and

7.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this notice.

The record date for the annual meeting is June [●], 2019. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on August 1, 2019 at the Company’s principal offices located at 10628 Science Center Drive, Suite 100, San Diego, CA 92121.

The proxy statement and annual report to stockholders

are available at http://ir.regulusrx.com/financial-information/annual-reports

By Order of the Board of Directors

Christopher Aker

Corporate Secretary

San Diego, California

[●], 2019

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card or vote by telephone or through the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

REGULUS THERAPEUTICS INC.

10628 Science Center Drive, Suite 100

San Diego, California 92121

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 1, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Regulus Therapeutics Inc. (sometimes referred to as the “Company” or “Regulus”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about July 1, 2019 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on August 1, 2019 at 9:00 a.m. local time at 10628 Science Center Drive, Suite 100, San Diego, California 92121. Directions to the annual meeting may be found at www.regulusrx.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on June [●], 2019 will be entitled to vote at the annual meeting. On this record date, there were                      shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on June [●], 2019 your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on June [●], 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and received these materials from that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are six matters scheduled for a vote:

•	Proposal 1: Election of the nine nominees for director named herein;

•	Proposal 2: Approval, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement;

•	Proposal 3: Approval of the issuance of the issuance of securities convertible into and exercisable for the Company’s common stock in connection with a financing transaction;

•	Proposal 4: Approval of the Regulus Therapeutics Inc. 2019 Equity Incentive Plan;

•

Proposal 5: To authorize the adjournment of the annual meeting in order to permit the solicitation of additional proxies if there are not sufficient votes to approve Proposal 3 or Proposal 4 described above at the time of the annual meeting; and

•

Proposal 6: Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2019.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For all other matters, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, over the telephone, or through the internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•

To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on July 31, 2019 to be counted.

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To vote through the internet, go to www.investorvote.com/RGLS to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on July 31, 2019 to be counted.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Regulus. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of June [●], 2019.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing a proxy card, or by telephone, through the internet, or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 2, 3 or 4 without your instructions, but may vote your shares on Proposals 5 and 6.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nine nominees for director, “For” the approval of the stockholder advisory vote on the compensation of our Named Executive Officers as described in Proposal 2, “For” approval of the issuance of securities convertible into and exercisable for the Company’s common stock in connection with a financing transaction, “For” approval of the Regulus Therapeutics Inc. 2019 Equity Incentive Plan, “For” approval of the authorization to adjourn the annual meeting if there are not sufficient votes to approve Proposal 3 or Proposal 4 at the time of the annual meeting and “For” ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2019. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit a properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•

You may send a timely written notice that you are revoking your proxy to Regulus Therapeutics Inc.’s Secretary at its principal executive offices located at 10628 Science Center Drive, Suite 100, San Diego, California 92121.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, your proposal must be submitted in writing by March 3, 2020 to the attention of the Secretary of Regulus Therapeutics Inc. at 10628 Science Center Drive, Suite 100, San Diego, California 92121. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in the Company’s proxy materials for next year’s annual meeting, your written request must be received by the Secretary for Regulus Therapeutics Inc. at 10628 Science Center Drive, Suite 100, San Diego, California 92121 between April 3, 2020 and May 3, 2020. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes and with respect to the other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposals 2, 3, 4, 5 and 6 and will have the same effect as “Against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee may not vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•

For Proposal 1, regarding the election of directors, the nine nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. However, if the number of votes “For” any of the nine nominees does not exceed a majority of the total number of votes cast (excluding abstentions and broker non-votes) with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his or her resignation as a director, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board as to whether to accept or reject such director’s resignation.

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To be approved, Proposal 2, regarding the approval on an advisory basis of the compensation paid to the Company’s named executive officers, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.

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To be approved, Proposal 3, regarding the approval of the issuance of securities convertible into and exercisable for the Company’s common stock in connection with a financing transaction, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on Proposal 3. Pursuant to Nasdaq listing rules, shares issued to the Purchasers (as defined in Proposal 3 below) in the Initial Closing (as defined in Proposal 3 below) are not entitled to vote on Proposal 3. However, the shares issued to the Purchasers in the Initial Closing will be entitled to vote on all other business properly brought before the meeting, including Proposals 1, 2, 3, 5 and 6. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.

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To be approved, Proposal 4, regarding the approval of the Regulus Therapeutics Inc. 2019 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.

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To be approved, Proposal 5, regarding the authorization to adjourn the annual meeting in order to permit the solicitation of additional proxies if there are not sufficient votes to approve Proposal 3 or Proposal 4 described above at the time of the annual meeting, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy.

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To be approved, Proposal 6, regarding the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2019, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or represented by proxy. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were                      shares outstanding and entitled to vote. Thus, the holders of                      shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the completion of the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at http://ir.regulusrx.com/financial-information/annual-reports.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. There are nine nominees for director this year, consisting of our incumbent directors. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders, with the exception of Jake R. Nunn and Simos Simeonidis, Ph.D. who were appointed as directors by our Board of Directors in June 2019. Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nine nominees receiving the highest number of affirmative votes will be elected. Pursuant to the Company’s Corporate Governance Principles, if the number of votes “For” any of the nine nominees does not exceed a majority of the total number of votes cast (excluding abstentions and broker non-votes) with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his or her resignation as a director, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board as to whether to accept or reject such director’s resignation. The Board may accept or reject the resignation in its discretion. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nine nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares may be voted for the election of a substitute nominee proposed by Regulus. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

It is the Company’s policy to invite nominees for directors to attend the annual meeting. None of our current directors attended our 2018 Annual Meeting of Stockholders, except for Mr. Hagan.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Position Held With the Company
Dr. Stelios Papadopoulos	71	Chairman of the Board of Directors
Ms. Kathryn J. Collier	51	Director
Dr. David Baltimore	81	Director
Mr. Joseph P. Hagan	50	Director, President and Chief Executive Officer
Mr. Jake R. Nunn	48	Director
Dr. William H. Rastetter	71	Director

Name	Age	Position Held With the Company
Dr. Hugh Rosen	60	Director
Dr. Simos Simeonidis	50	Director
Ms. Pascale Witz, MBA, MSc	52	Director

Stelios Papadopoulos, Ph.D. Chairman of the Board, has served on our Board of Directors since our conversion to a corporation in January 2009 and as our Chairman since June 2013, and prior to that was a director of Regulus Therapeutics LLC since July 2008. Since 1994, Dr. Papadopoulos has served as a director and, since 1998, as Chairman of the Board for Exelixis, Inc., a publicly held biotechnology company, which he co-founded. Since July 2008, Dr. Papadopoulos has served as a member of the board of directors of Biogen Inc. (formerly Biogen Idec Inc.), a publicly held biopharmaceutical company, and has served as its chairman of the board of directors since June 2014. From 2003 to 2018, Dr. Papadopoulos served as a member of the board of directors of BG Medicine, Inc., a publicly-held life sciences company. From 2000 to 2006, Dr. Papadopoulos served as Vice Chairman with Cowen and Co., LLC, an investment banking firm. From 1987 to 2000, Dr. Papadopoulos served in several positions with PaineWebber, Incorporated, most recently as Chairman of PaineWebber Development Corp., a PaineWebber subsidiary focusing on biotechnology. Dr. Papadopoulos holds an M.S. in Physics, a Ph.D. in Biophysics and an MBA in Finance from New York University. Our Nominating and Corporate Governance Committee believes that Dr. Papadopoulos is qualified to serve on our Board of Directors due to his knowledge and expertise regarding the biotechnology and healthcare industries, his broad leadership experience on various boards and his experience with financial matters.

David Baltimore, Ph.D. has served on our Board of Directors since our conversion to a corporation in January 2009, and prior to that was a director of Regulus Therapeutics LLC since November 2007. Since 2006, Dr. Baltimore has served as President Emeritus and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, and before that from 1997 to 2006, Dr. Baltimore served as President of the California Institute of Technology. From 1968 to 1972, Dr. Baltimore served as an associate professor at the Massachusetts Institute of Technology, and from 1972 to 1997 was a professor at the Massachusetts Institute of Technology. From 1990 to 1994, Dr. Baltimore served as professor at The Rockefeller University where he also served as the President from July 1990 to December 1991. Since 1997, Dr. Baltimore has served as a director of Amgen Inc., a publicly held biotechnology company, and also serves as a director of Immune Design Corp., a publicly held biotechnology company. In 1975, Dr. Baltimore received the Nobel Prize in Medicine as a co-recipient. Dr. Baltimore holds a Ph.D. in Biology from The Rockefeller University and a B.A. with High Honors in Chemistry from Swarthmore College. Our Nominating and Corporate Governance Committee believes that Dr. Baltimore is qualified to serve on our Board of Directors due to the many years Dr. Baltimore has spent in scientific academia, which has provided him with a deep understanding of our industry and our activities.

Kathryn J. Collier has served on our Board of Directors since April 2018. Ms. Collier presently serves as the Chief of Strategy and Origination for Sempra LNG, a wholly-owned subsidiary of Sempra Energy, a publicly-traded energy services holding company whose subsidiaries provide electricity, natural gas and value-added products and services. In this position, Ms. Collier oversees the finance, accounting, technology and human resource organizations. Prior to joining Sempra Energy in 2012, Ms. Collier held several executive positions within global corporate and investment banking at Bank of America Merrill Lynch. Ms. Collier currently serves on the boards of two Sempra electric utility subsidiaries: Luz del Sur, based in Lima, Peru, and Chilquinta Energia, based in Valparaiso, Chile. Ms. Collier holds a bachelor’s degree in accounting from Valparaiso University, Valparaiso, Indiana. Our Nominating and Corporate Governance Committee believes that Ms. Collier is qualified to serve on our Board of Directors due to her extensive financial and operational experience, her experience in investment banking and her corporate governance experience with various boards.

Joseph P. Hagan has served as our President and Chief Executive Officer and principal executive officer since May 2017. Mr. Hagan previously served as our Chief Operating Officer, principal financial officer and principal accounting officer from January 2016 to May 2017. From June 2011 through December 2015, Mr. Hagan served as the Executive Vice President, Chief Financial Officer and Chief Business Officer of Orexigen Therapeutics, Inc. From May 2009 to June 2011, Mr. Hagan served as Orexigen’s Senior Vice

President, Corporate Development, Strategy and Communications. From September 1998 to April 2008, Mr. Hagan served as Managing Director of Amgen Ventures. Prior to starting the Amgen Ventures Fund, Mr. Hagan served as Head of corporate development for Amgen Inc. Before joining Amgen, Mr. Hagan spent five years in the bioengineering labs at Genzyme and Advanced Tissue Sciences. Mr. Hagan has served on the board of directors of Zosano Pharma, a publicly traded biotechnology company, since May 2015 and on the board of Aurinia Pharmaceuticals, Inc., since February 2018. He received an M.B.A. from Northeastern University and a B.S. in Physiology and Neuroscience from the University of California, San Diego. Our Nominating and Corporate Governance Committee believes that Mr. Hagan’s expertise in business development, commercialization and financing of public companies qualify him to serve on our Board of Directors.

Jake R. Nunn has served on our Board of Directors since June 2019. Mr. Nunn is currently a venture advisor at New Enterprise Associates, Inc., a venture capital firm, where he was a partner from June 2006 until January 2019. Prior to joining NEA, he served as a partner and an analyst for the MPM BioEquities Fund, a life sciences fund at MPM Capital, L.P., a private equity firm. Previously, he was a healthcare research analyst and portfolio manager at Franklin Templeton Investments and an investment banker with Alex. Brown & Sons. Mr. Nunn currently serves on the board of directors of Dermira, a publicly-held biopharmaceutical company focused on dermatology, Trevena, Inc., a publicly-held biotechnology company focused on CNS and Addex Therapeutics Ltd., a publicly-held biopharmaceutical company focused on allosteric modulators for neurological disorders. From 2009 to May 2015, Mr. Nunn served on the board of directors of Hyperion Therapeutics, Inc. and from 2008 to February 2016, Mr. Nunn served on the board of directors of TriVascular Technologies, Inc. Mr. Nunn received his A.B. in economics from Dartmouth College and his M.B.A. from the Stanford Graduate School of Business. He also holds the Chartered Financial Analyst designation and is a member of the CFA Society of San Francisco. Our Nominating and Corporate Governance Committee believes that Mr. Nunn is qualified to serve on our Board of Directors due to his extensive financial experience, his experience in investment banking and his corporate governance experience with various boards.

William H. Rastetter, Ph.D. has served on our Board of Directors since April 2013. From 2006 to February 2013, Dr. Rastetter served as a partner in the venture capital firm, Venrock. He served as Chief Executive Officer of IDEC Pharmaceuticals from December 1986 through November 2003, and as Chairman from May 1996 to November 2003. Upon the merger of IDEC Pharmaceuticals and Biogen in November 2003, Dr. Rastetter served as Executive Chairman of Biogen Idec until the end of 2005. Dr. Rastetter served as chairman of the board of Illumina, Inc., a publicly held biotechnology company, from 2005 to January 2016 and served on its board of directors from 1998 to January 2016. He was a founder of Receptos, Inc. in 2009 and served as its chairman until the sale of the publicly held company to Celgene in 2015. Currently, he has served as the chairman of the board of directors of Fate Therapeutics, Inc., a publicly held biotechnology company, since November 2011; chairman of the board of directors of Neurocrine Biosciences, Inc., a publicly held biotechnology company, since May 2011 and on its board of directors since February 2010; on the board of directors of Grail, Inc., a privately-held company, since January 2016, and as its chairman from August 2017 to November 2018. Dr. Rastetter served on the board of directors of Cerulean Pharma Inc., a publicly held biotechnology company since January 2014, as its lead independent director from April 2014 to June 2016, and as its chairman from June 2016 until July 2017 when Cerulean and Daré Bioscience Inc. completed a reverse merger and he currently serves on the board of the surviving company, Daré Bioscience Inc., a publicly-traded company. In addition, he serves as an advisor to Leerink Partners, a healthcare-focused investment bank, and as an advisor to Illumina Ventures. He is the author of numerous scientific papers and patent applications in the fields of organic and bioorganic chemistry, protein and enzyme engineering, and biotechnology. Dr. Rastetter holds an S.B. in Chemistry from the Massachusetts Institute of Technology and received his M.A. and Ph.D. in Chemistry from Harvard University. Our Nominating and Corporate Governance Committee believes that Dr. Rastetter’s knowledge and expertise regarding the biotechnology industry and his leadership experience on various biotechnology company boards of directors qualifies him to serve on our Board of Directors.

Hugh Rosen, M.D., Ph.D. has served on our Board of Directors since June 2016. Since April 2017, Dr. Rosen has served as the President and Chairman of the Board of Activx Biosciences, Inc., a wholly owned biopharmaceutical subsidiary of Kyorin Pharmaceutical Co., Ltd. From 2002 until March 2017, Dr. Rosen served as a Professor of Chemical Physiology at The Scripps Research Institute (TSRI) in La Jolla, California where he focused on pursuing his primary interests in lymphocyte trafficking and barrier regulation by signaling lipids, and contributing towards the development of translational infrastructure at TSRI. He also served as Chairman of the Committee for Advanced Human Therapeutics of TSRI. Prior to joining The Scripps Research Institute, Dr. Rosen served in various capacities with Merck Research Laboratories most recently serving as Executive Director in Immunology, Rheumatology and Infectious Diseases and Chair of the Worldwide Business Strategy Team for Antibacterials and Antifungals, reporting to the Management Committee. Dr. Rosen was a scientific founder of Receptos, Inc., now a wholly owned biopharmaceutical subsidiary of Celgene Corporation, and of Blackthorn Therapeutics. He received his M.D. from the University of Cape Town, South Africa and his Ph.D. in Physiological Sciences from Oxford. Our Nominating and Corporate Governance Committee believes that Dr. Rosen is qualified to serve on our Board of Directors due to the many years Dr. Rosen has spent in scientific academia as well as the biopharmaceutical industry, which has provided him with a deep understanding of our industry and our activities.

Simos Simeonidis, Ph.D. has served on our Board of Directors since June 2019. Since June 2017, Dr. Simeonidis has served as a Partner at Sarissa Capital. Prior to joining Sarissa Capital, he was a Managing Director and Senior Biotechnology Analyst at the Royal Bank of Canada (RBC) in New York from July 2014 to June 2017. Dr. Simeonidis spent more than a decade covering the biotechnology sector as an analyst at a number of investment banks, including Cowen and Company, First Albany Capital and Morgan Stanley. In addition to his investment management and financial expertise, Dr. Simeonidis combines both biopharmaceutical industry and biomedical research expertise, having worked at Novartis in Business Development and Strategic Planning, and prior to his corporate career, having served as a faculty member at Harvard Medical School. Dr. Simeonidis received his BS in Biology from Loyola University Chicago, and his MA, MPhil and PhD degrees in Cellular, Molecular and Biophysical Sciences from Columbia University’s College of Physicians & Surgeons. He completed his Postdoctoral Fellowship at the laboratory of Professor Tucker Collins at Harvard Medical School and the Brigham and Women’s Hospital, where he worked on the transcriptional regulation of gene expression. Dr. Simeonidis also holds an MBA in Healthcare Management at the Wharton School of the University of Pennsylvania. Our Nominating and Corporate Governance Committee believes that Dr. Simeonidis is qualified to serve on our Board of Directors due to his extensive experience in investment banking and as an analyst covering the life sciences industry, his prior employment in the biopharmaceutical industry, and his medical and scientific background.

Pascale Witz, MBA, MSc has served on our Board of Directors since June 2017. From September 2015 through May 2016, Ms. Witz served as the Executive Vice President, Diabetes & Cardiovascular for Sanofi, S.A. Prior to that position, Ms. Witz served as the Executive Vice President, Global Divisions and Strategic Development, commencing in July 2013. Commencing in 1996, Ms. Witz was employed in positions of increasing responsibility with GE Healthcare, most recently serving as the President and CEO of Medical Diagnostics from March 2009 through June 2013. Ms. Witz has served on the board of Perkin Elmer, a publicly-held global scientific technology and life science research company, since October 2017; Horizon Pharma, a publicly-held pharmaceutical company, since August 2017 and Fresenius Medical Care AG & Co. KGaA, a publicly-held world leader dialysis company, From May 2016 to April 2018, Ms. Witz served on the board of Savencia SA, a publicly held global food and dairy company. Ms. Witz received her MSc in Life Sciences & Engineering from the Institut National des Sciences Appliquées de Lyon, France and an MBA from INSEAD, Fontainebleau, France. She was also a Ph.D. student in Molecular Biology at the Centre National de la Recherche Scientifique, Strasbourg, France. Our Nominating and Corporate Governance Committee believes that Ms. Witz is qualified to serve on our Board of Directors due to the many years she has spent in the biopharmaceutical industry, which has provided her with a deep understanding of our industry and our activities.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR EACH NAMED NOMINEE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable Nasdaq listing standards: Dr. Baltimore, Ms. Collier, Mr. Nunn, Dr. Papadopoulos, Dr. Rastetter, Dr. Rosen, Dr. Simeonidis and Ms. Witz. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors is currently chaired by Stelios Papadopoulos, Ph.D. As a general policy, our Board of Directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. As such, Mr. Hagan serves as our President and Chief Executive Officer while Dr. Papadopoulos serves as our Chairman of the Board of Directors but is not an officer. We expect and intend the positions of Chairman of the Board of Directors and Chief Executive Officer to continue to be held by separate individuals in the future.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met nine times during the last fiscal year and four times in executive session. All directors who served in 2018 attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board maintains an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for the year ended December 31, 2018 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Dr. David Baltimore			X		X	*
Ms. Kathryn J. Collier(1)	X	*			X
Dr. Stelios Papadopoulos	X		X
Dr. William H. Rastetter	X		X	*
Dr. Hugh Rosen			X		X
Ms. Pascale Witz(2)	X				X
Total meetings in 2018	4		8		2

*	Committee Chairperson
(1)

Concurrently with her appointment to the Board in April 2018, Ms. Collier was appointed as a member of the Audit Committee and the Nominating and Corporate Governance Committee. Ms. Collier assumed the Chair of the Audit Committee in June 2018.

(2)	Ms. Witz resigned from the Audit Committee in December 2018 in order to devote her time to other audit committees on which she serves.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of our Board of Directors was established by our Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, our Audit Committee performs several functions. Our Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our Audit Committee is currently composed of three directors: Ms. Collier, Mr. Nunn and Dr. Papadopoulos. Dr. Rastetter resigned from the Audit Committee in June 2019. The Audit Committee met four times during the last fiscal year. Our Board of Directors has adopted a written charter of the Audit

Committee that is available to stockholders on the Company’s website at www.regulusrx.com. Our Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the Nasdaq listing standards).

Our Board of Directors has determined that Ms. Collier qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. Our Board of Directors has made a qualitative assessment of Ms. Collier’s level of knowledge and experience based on a number of factors, including her formal education, her experience in the investment banking industry and as the holder of various positions with responsibility for finance of a subsidiary of a major publicly-traded energy services holding company.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Ms. Kathryn J. Collier (Chair)

Dr. Stelios Papadopoulos

Dr. William H. Rastetter (former member)

*

This material is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of three directors: Dr. Rastetter, Dr. Rosen and Ms. Witz. The Board of Directors reviews the Nasdaq listing standards definition of independence for Compensation Committee members on an annual basis and has determined that all members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2)(A of the Nasdaq listing standards). The Compensation Committee met eight times during the last fiscal year. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.regulusrx.com.

The Compensation Committee acts on behalf of the Board to review, adopt and/or recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs. The functions of the Compensation Committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•	reviewing and recommending to our Board of Directors the compensation and other terms of employment of our executive officers;

•

reviewing and recommending to our Board of Directors the performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•

evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the type and amount of compensation to be paid or awarded to our non-employee board members;

•

establishing policies for allocating between long-term and currently paid out compensation, between cash and non-cash compensation and the factors used in deciding between the various forms of compensation;

•

establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation;

•	reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

•	establishing elements of corporate performance for purposes of increasing or decreasing compensation;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•

reviewing regional and industry-wide compensation practices and trends to assess the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•	reviewing the adequacy of its charter on a periodic basis;

•

reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, as applicable; and

•	preparing the compensation committee report as required by SEC rules.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least twice annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the

Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During fiscal year 2018, the Compensation Committee engaged Aon/Radford as a compensation consultant. The Committee engaged Aon/Radford to provide a competitive assessment of the Company’s executive compensation program compared to executive compensation paid to executives at selected publicly traded peer companies. Following a gap analysis of the peer companies, Aon/Radford made certain recommendations to the Compensation Committee to make modest increases in the level of equity grants to the Company’s executive team and to increase annual cash compensation for certain Company executives and Board Committee members who were paid below the median compared to the peer companies. The Compensation Committee analyzed whether the work of Aon/Radford as a compensation consultant raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by the compensation consultant; (ii) the amount of fees from the Company paid to the compensation consultant as a percentage of the firm’s total revenue; (iii) the policies and procedures of the compensation consultant that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the compensation consultant or the individual compensation advisors employed by this firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by the compensation consultant or the individual compensation advisors employed by this firm. The Compensation Committee concluded, based on its analysis of the above factors, that the work of Aon/Radford and the individual compensation advisors employed by this firm as a compensation consultant to the Company has not created any conflict of interest.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2012, the Compensation Committee formed a Non-Management Stock Option Committee, currently composed of Mr. Hagan, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock awards to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the subcommittee may grant options only within pre-approved guidelines and not to any employee who will have a vice president title or higher. Typically, as part of its oversight function, the Committee will review on a regular basis the list of grants made by the subcommittee. During fiscal year 2018, the subcommittee exercised its authority to grant options and stock awards to purchase an aggregate of 864,409 shares of the Company’s common stock to non-officer employees.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the last quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Company’s Vice President, Legal Affairs, including analyses of executive and director compensation paid at other companies identified by the Company’s Vice President, Legal Affairs.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and monitoring the Company’s adherence to its Code of Business Conduct and Ethics.

The Nominating and Corporate Governance Committee is composed of three directors: Dr. Baltimore, Dr. Papadopoulos and Dr. Simeonidis. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met twice during 2018. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website and www.regulusrx.com.

The Nominating and Corporate Governance Committee believes that candidates for director, both individually and collectively, can and do provide the integrity, experience, judgment, commitment (including having sufficient time to devote to the Company and level of participation), skills, diversity and expertise appropriate for the Company. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee may consider the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the Company’s principal executive offices, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s annual meeting. Submissions must include (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) a description of the proposed candidate’s business experience for at least the previous five years; (5) the complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director; and (7) any other information required by the Company Bylaws. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Stockholder Communications with the Board of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Regulus Therapeutics Inc. at the Company’s principal executive offices. Each communication must set forth: the name and address of the Company stockholder on whose behalf the communication is sent; and the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board or relevant directors.

Communications determined by the Company’s Secretary to be appropriate for presentation to the Board or any relevant directors are submitted to the Board or relevant directors on a periodic basis.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.regulusrx.com under the Corporate Governance section of our Investor Relations page. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, or grants any waiver from a provision of the Code of Business Conduct and Ethics to any of these specified individuals that is required to be disclosed pursuant to SEC rules and regulations, the Company will promptly disclose the nature of the amendment or waiver on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except for one late filing for Dr. Papadopoulos as described below.

On November 12, 2018, Dr. Papadopoulos was granted restricted stock units (“RSUs”) due to his participation in the Company’s tender offer. The requisite Form 4 was prepared and submitted to the SEC on Dr. Papadopoulos’ behalf; however, due to a typographical error on the Form 4, the filing was rejected and the securities were not timely reported within the required two business day window. However, on November 21, 2018 the error was identified and the required Form 4 was filed on Dr. Papadopoulos’ behalf.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2018 Annual Meeting of Stockholders, the stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the “Executive Compensation” section, including the compensation tables and the related narrative disclosure, contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Vote Required

Approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the annual meeting. Abstentions and broker non-votes will be counted toward a quorum for Proposal 2, and abstentions will have the same effect as “Against” votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 2

EXECUTION COMPENSATION

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow the Company to provide less detail about its executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2018 executive compensation program for our Named Executive Officers.

Named Executive Officers. The following individuals are our “Named Executive Officers” or “NEOs” for the year ended December 31, 2018:

•	Joseph P. Hagan, our President and Chief Executive Officer;

•	Timothy Wright, M.D., our Chief Research & Development Officer (Dr. Wright resigned from the Company effective March 15, 2019); and

•	Daniel R. Chevallard, our Chief Financial Officer.

Executive Summary

Business Overview

We are a clinical-stage biopharmaceutical company focused on discovering and developing first-in-class drugs targeting microRNAs to treat diseases with significant unmet medical need. We were formed in 2007 when Alnylam and Ionis contributed significant intellectual property, know-how and financial and human capital to pursue the development of drugs targeting microRNAs pursuant to a license and collaboration agreement. Our most advanced product candidates are RG-012 and RGLS4326. RG-012 is an anti-miR targeting miR-21 for the treatment of Alport syndrome, a life-threatening kidney disease with no approved therapy available. In November 2018, we and Sanofi agreed to transition further development activities of our miR-21 programs, including our RG-012 program, to Sanofi, who will be responsible for all costs incurred in the development of our miR programs. RGLS4326 is an anti-miR targeting miR-17 for the treatment of ADPKD. In addition to these clinical programs, we continue to develop a pipeline of preclinical drug product candidates.

2018 continued to be a transitional year for our Company. We made important changes to our portfolio and implemented a second corporate restructuring to streamline our operations, reduce our operating expenses, extend our cash runway and focus our resources on our most promising programs. We also implemented a reduction in our total workforce by approximately 60%, which was substantially completed in July 2018. It was critical to our Board of Directors and Compensation Committee of our Board of Directors (the “Compensation Committee”) that our compensation arrangements with our executive officers provided the appropriate support and incentives to retain, motivate and reward our executive officers through this continuing time of transition. We continue to carefully evaluate our compensation arrangements, as necessary, to move our Company forward and ensure that our pay program aligns our executives’ compensation with our stockholders’ interests and our Company performance over the long-term.

2018 Corporate Performance Highlights

2018 was a year of significant achievement for the Company as we:

•

amended our collaboration agreement with Sanofi to transition further development activities of our miR-21 programs, including our RG-012 program, to Sanofi, who will be responsible for all costs incurred in the development of these miR-21 programs;

•	announced data from the renal biopsy study of RG-012 indicating target engagement in Alport syndrome patients treated with RG-012;

•	completed a single ascending dose Phase I clinical trial of RGLS4326 in healthy volunteers to test the safety, tolerability, pharmacokinetics and pharmacodynamics of RGLS4326;

•	commenced our multiple ascending dose Phase I clinical trial of RGLS4326 in healthy volunteers to test the safety, tolerability, pharmacokinetics and pharmacodynamics of RGLS4326;

•	investigated unexpected findings in our mouse toxicology study for RGLS4326 used to support our clinical development program;

•	revised our term loan agreement with Oxford Finance, LLC (“Oxford”) to ensure our continued liquidity; and

•	maintained our capital structure by meeting our expected expense burn and remaining on budget.

Pay for Performance/At Risk Pay

Our executive compensation program is designed to reward achievement of the specific strategic goals that we believe will advance our business strategy and create long-term value for our stockholders. Consistent with our goal of attracting, motivating and retaining a high-caliber executive team, our executive compensation program is designed to pay for performance. We utilize compensation elements that meaningfully align our NEOs’ interests with those of our stockholders to create long-term value. As such, a significant portion of our CEO’s and other executive officers’ compensation is “at risk”, performance-based compensation, in the form of long-term equity awards (including performance-vesting equity awards) and annual cash incentives that are only earned if we achieve measurable corporate metrics. The charts below show the 2018 total reported pay mix of our CEO, Mr. Hagan, and our other NEOs and the portion of each individual’s aggregate reported pay that is tied directly to performance, consisting of annual performance bonus earned and equity incentives awarded (based on such equity incentives’ grant date fair value as reported in the “Summary Compensation Table”).

*

Reflects 2018 cash compensation, consisting of annual base salaries and performance bonus earned, and 2018 equity awards granted, based on such equity incentives’ grant date fair value as reported in the Summary Compensation Table, for each of our NEOs.

Responsible Executive Compensation Practices

The following table summarizes what we do and what we don’t do in our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided to best serve our stockholders’ long-term interests.

What We Do	What We Don’t Do
✓ Heavily weight our NEO compensation toward “at risk,” performance-based compensation	× Provide any of our executive officers with any excise tax or other tax gross-ups

✓ Grant equity awards that vest based on objective performance goals	× Pay dividends or dividend equivalents on unearned shares

✓ Structure our executive compensation program to minimize inappropriate risk-taking	× Permit hedging or other forms of speculative transactions by executive officers, members of management and directors

✓ Select peer companies that we compete with for executive talent, have a similar business and are of similar size as us, and review their pay practices	× Provide single-trigger change in control cash payments

✓ Solicit advice from the Compensation Committee’s independent compensation consultant	× Provide excessive cash severance benefits to our executive officers

✓ Have three or more independent non-employee directors serve on the Compensation Committee	× Provide any defined benefit pension plans or supplemental employee retirement plans to our executive officers

Oversight of Executive Compensation

The compensation of our Named Executive Officers is determined and approved by our Compensation Committee, who recommends its decisions to our Board of Directors. Our Board of Directors, without members of management or any of our Named Executive Officers present, also approves all Named Executive Officer compensation decisions.

We believe that in order to create value for our stockholders, it is critical to attract, motivate and retain key executive talent by providing competitive compensation packages. Accordingly, we design our executive compensation programs to:

•	attract, motivate and retain executives with the skills and expertise to execute our business plans;

•	reward those executives fairly over time for actions consistent with creating long-term stockholder value;

•	align the interests of our executive officers with those of our stockholders;

•	provide compensation packages that are competitive, reasonable and fair within the highly competitive life sciences market for talented individuals.

The Compensation Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Compensation Committee to provide the Compensation Committee with an additional external perspective with respect to its evaluation of relevant market and industry practices. Since 2013, the Compensation Committee has used Radford, an AON Hewitt Company, as a third-party compensation consultant to assist the Compensation Committee in establishing overall compensation levels. Radford conducted analyses and provided advice on, among other things, the appropriate peer group, executive compensation for our executive officers and compensation trends in the life sciences industry. The peer group of companies used by the Compensation Committee in making 2018 compensation decisions was comprised of the following companies:

The peer group was recommended by Radford and chosen in late-2017 based on the following parameters: biopharmaceutical companies that were pre-commercial and with programs in early clinical development, had market values generally between $100 million and $500 million and with a preference for companies with headcounts under 200. At the time we choose our peer group companies, our market value was approximately $250 million and our headcount was 25 employees.

Summary Compensation Table

The following table shows, for the fiscal years ended December 31, 2018, December 31, 2017, and December 31, 2016, compensation awarded to, paid to, or earned by, the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Joseph P. Hagan	2018	520,000	—	1,580,018	234,000	4,250	2,338,268
President & Chief Executive Officer	2017	475,300	—	1,268,367	175,000	3,827	1,922,494
	2016	413,670	100,000	3,326,416	107,900	2,293	3,950,379

Timothy Wright, M.D.	2018	466,967	—	817,122	186,787	8,250	1,479,126
Chief Research & Development Officer	2017	453,366	—	596,145	134,196	5,350	1,189,057
	2016	112,500	110,000	1,999,028	28,721	1,526	2,251,775

Daniel R. Chevallard	2018	312,000	—	535,241	124,800	11,526	983,567
Chief Financial Officer	2017	281,897	—	197,474	96,000	5,262	580,633

(1)

In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during the years indicated, computed in accordance with Financial Accounting Standard Board ASC Topic 718 for stock-based compensation transactions, or ASC 718. Assumptions used in the calculation of these amounts are included in Note 10 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts do not reflect the actual economic value that will be realized by the Named Executive Officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. The grant date fair value of the option awards granted during 2018 that vest based on performance conditions is reported based on the probable outcome of such performance conditions, as determined in accordance with ASC 718, which is the same as the grant date fair value of such awards at the grant date, assuming that the highest level of performance conditions will be achieved. As a result of our tender offer in November 2018, each of the option awards held by the our NEOs (including those granted in 2018 and reflected in the table above) were exchanged for performance-vesting RSUs, as described further under “Narrative Disclosure to Summary Compensation Table—Equity-Based Incentive Awards—Tender Offer” below. The tender offer was a “value-for-value” exchange and constituted a repricing of each of the NEO’s outstanding stock option awards, as of November 9, 2018. For each of our NEOs, the incremental fair value of the repriced awards, computed as of the repricing date in accordance with ASC 718, was zero.

(2)	Amounts shown represent performance bonuses earned for the years indicated.
(3)

Amounts shown include term life insurance and long-term disability insurance paid by us on behalf of the Named Executive Officers, matching payments made to the NEOs Health Savings Account (if the NEO participated in our high deductible health plan) and matching contributions we paid under the terms of our 401(k) plan. All of these benefits are provided to the Named Executive Officers on the same terms as provided to all of our regular full-time employees in the United States. For more information regarding these benefits, see below under “Other Compensation.”

Narrative Disclosure to Summary Compensation Table

The three principal components of our executive compensation program for our Named Executive Officers in 2018 were base salary, annual performance-based bonus opportunity and equity compensation. We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment to establish a total compensation program for each named executive officer that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. In line with our pay for performance philosophy, we structured a significant portion of our Named Executive Officers’ 2018 compensation to be variable, at risk and tied directly to our measurable performance in the form of performance-based bonuses and equity incentives, as further described above under “Executive Summary”.

Base Salary

In December 2017, the Compensation Committee reviewed the base salaries for our Named Executive Officers, the market data from Radford, our 3% Company-wide corporate merit increase target for base salaries, the scope of each executive’s responsibilities for 2018, each executive’s prior experience and internal pay equity. After such review, the Named Executive Officers’ 2018 annual base salaries (effective January 1, 2018) and increases from 2017 annual base salaries approved by the Compensation Committee were as follows:

Name	2018 Base Salary ($)	Increase from 2017 Base Salary (%)
Joseph P. Hagan	520,000	4%
Timothy Wright, M.D.	466,967	3%
Daniel R. Chevallard	312,000	4%

Annual Performance-Based Bonus Opportunity

The annual performance-based bonus each Named Executive Officer is eligible to receive is based on (1) the individual’s target bonus, as a percentage of base salary, (2) a Company-based performance factor (“CPF”), and (3) an individual performance factor (“IPF”). The actual performance-based bonus paid, if any, is calculated by taking into consideration the executive officer’s annual base salary, target bonus percentage, percentage attainment of the CPF and percentage attainment of the IPF. Except for the CEO whose entire annual bonus depends upon the CPF, 20% of each other NEO’s annual bonus is also dependent upon such individual’s IPF. At the end of the year, our Compensation Committee approves the extent to which we achieved the CPF based on achievement of the corporate goals. The extent to which each individual Named Executive Officer achieves his or her IPF is determined based on our Chief Executive Officer’s review and recommendation to our Compensation Committee, except our Chief Executive Officer and our other Named Executive Officers do not make recommendations with respect to their own achievement, and our Compensation Committee makes the final decisions with respect to each IPF. Additionally, our Compensation Committee has the discretion to determine the weighting of each of the goals that comprise the CPF and IPF. Our Compensation Committee may award a bonus in an amount above or below the amount resulting from the calculation described above, based on other factors that our Compensation Committee determines, in its sole discretion, are material to our corporate performance and provide appropriate incentives to our executives, for example based on events or circumstances that arise after the original CPF and IPF goals are set. Our Compensation Committee did not exercise any such discretion in 2018.

Each Named Executive Officer’s target bonus for 2018, represented as a percentage of base salary, or a target bonus percentage, was 50% of base salary, with the exception of Mr. Hagan’s target bonus percentage, which was increased to 60% of base salary. The Compensation Committee increased Mr. Hagan’s target bonus as a retentive measure and to further incentivize Mr. Hagan’s efforts in reducing overall spend while working to resume the RGLS4326 clinical program and restoring stockholder value. The Compensation Committee determined the target bonuses of each of our other NEOs should be consistent to promote internal equity and reinforce teamwork across our leadership team.

The CPF and IPF goals are determined by our Compensation Committee and communicated to our Named Executive Officers each year, prior to or shortly following the beginning of the year to which they relate. The CPF is composed of several goals that relate to our annual corporate goals and various business accomplishments which vary from time to time depending on our overall strategic objectives. The IPF is composed of factors that relate to each Named Executive Officer’s ability to drive his or her own performance and the performance of his or her direct employee reports towards reaching our corporate goals. The proportional emphasis placed on each goal within the CPF and IPF may vary from time to time depending on our overall strategic objectives and our Compensation Committee’s subjective determination of which goals have more impact on our performance.

For 2018, the CPF goals related to the conservation of our cash while continuing to advance our most promising programs. The specific CPF goals were as follows:

•	secure access to capital to fund the Company through mid-2020;

•	resolve the Sanofi partnership;

•	complete interim (13 week) RGLS4326 chronic mouse toxicology study;

•	advance Hepatitis B virus program toward a clinical candidate nomination;

•	reduce operating cash burn to less than $20 million per year (annualized) by year end;

•	restructure the Oxford debt to provide additional interest-only period in the second half of 2018; and

•	right-size our facility and lease obligations.

In December 2018, after careful review, our Board of Directors, upon the recommendation of our Compensation Committee, concluded that we had achieved 75% of our CPF goals, based on the following:

•	we did not secure capital to fund the Company through mid-2020; however, we did put in place a Common Stock Sales Agreement for “at-the-market” equity offerings;

•

in November 2018, we entered into an amendment with Sanofi which transitioned further development of the RG-012 to Sanofi in exchange for consideration of up to $46.8 million, including approximately $6.8 million in upfront payments and payments for program-related materials;

•	we substantially completed the interim 13-week analysis concerning the repeat mouse toxicology study by the end of 2018;

•	we advanced the Hepatitis B virus program toward a clinical candidate but we did not nominate a clinical candidate;

•

we entered into a term sheet with Nitto Pharma to swap our current facility for Nitto Pharma’s facility which resulted in savings of $14 million in the aggregate over the remainder of our lease term upon the execution of the related lease agreements in February 2019;

•	our annualized operating cash burn was substantially reduced, but we did not reduce operating cash burn to less than $20 million per year (annualized); and

•	we amended our debt with Oxford to provide for an additional interest only period and further restructured the debt after our amendment with Sanofi.

The IPF goals varied by individual and included individual performance contributions towards maintaining a leading position in microRNA research, accelerating efforts in microRNA therapeutic development, supporting our growth with additional capital, fostering a culture of value creation, attracting and retaining key talent and building good processes and policies. Our Chief Executive Officer did not have IPF goals as his bonus is entirely dependent on our CPF goals, because our Chief Executive Officer has a direct impact on, and responsibility for, our corporate performance.

Based on our CEO’s recommendations with respect to each Named Executive Officer, and our Compensation Committee’s deliberations with respect to each Named Executive Officer’s individual performance against the IPF, our Compensation Committee and Board of Directors approved performance-based bonuses for each of our Named Executive Officers in amounts reflected in the Summary Compensation Table above based on a 75% CPF and 100% IPF, weighted 80% and 20%, respectively, except for our Chief Executive Officer, whose bonus was weighted 100% on CPF goals.

Equity-Based Incentive Awards

Equity incentives are a key component of our executive compensation program that the Compensation Committee believes motivate executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock and, in the case of performance-vesting awards, measurable performance goals. In the past, we have primarily granted equity awards in the form of stock options that vest based on achievement of specific Company performance goals and/or continued service. In the second half of 2018, the Compensation Committee assessed the stock options held by Named Executive Officers and determined it was critical to take action to provide the appropriate incentives to retain, motivate and reward our executive officers and other employees through our continuing time of transition. Accordingly, in late 2018, the Compensation Committee introduced performance-vesting restricted stock units through a tender offer that is described below.

Performance-Vesting RSUs. In November 2018, each of our Named Executive Officers received performance-vesting RSUs in the exchange for cancelling all of their stock options, in the amounts listed below, in a value-for-value tender offer we extended to all of our employees, which is described below. As a result, at year-end 2018, each of our NEOs held only performance-vesting RSUs which had not begun to vest. All tendered stock options were simultaneously cancelled.

Name	Options Tendered (# of shares)	Performance-Vesting RSUs (PSUs) (# of shares)
Joseph P. Hagan	278,714	188,385
Timothy Wright, M.D.	181,862	116,677
Daniel Chevallard	83,972	55,414

The performance-vesting RSUs vest and can be earned only if performance goals key to our future success are achieved (in addition to continued service), thereby further incentivizing our Named Executive Officers to achieve these goals to drive increases in our long-term value for stockholders. Specifically, the RSUs will only be eligible to vest if the Board or Committee certifies, in its sole discretion, that any one of the following three performance goals has been attained within two (2) years following the grant date of the RSUs:

1. the completion of a strategic transaction or financing that the Board, in its sole discretion, determines is reasonably expected to provide adequate cash runway for achievement of the Company’s strategic objectives;

2. the Company advances its pipeline by either entering into an agency agreement to resume Phase I clinical trials for its RGLS4326 product candidate for the treatment of autosomal dominant polycystic kidney disease (“ADPKD”) or patient enrollment of a Phase II clinical trial for RG-012 for the treatment of Alport syndrome resumes; or

3. the Company submits an investigational new drug application (“IND”) to the U.S. Food and Drug Administration (“FDA”) for a new program (e.g., a program targeting the hepatitis B virus (“HBV”) or hepatitis C virus (“HCV”) and the IND becomes effective.

Each of our Named Executive Officers were granted stock options in 2018 that were among the options cancelled in the tender offer in exchange for the performance-vesting RSUs. The 2018 stock option grants included options that vested over time and options that vested pursuant to the achievement of specified outcomes concerning our current and future clinical development plans.

Tender Offer. In October of 2018, the Board upon recommendation from the Compensation Committee authorized a tender offer under which employees and non-employee members of our Board could tender eligible stock option grants in exchange for performance-vesting RSUs in a “value-for-value” exchange. As of the date of tender offer, 100% of our outstanding stock options were “out-of-the-money,” meaning the exercise price of each of those options was greater than our stock price, with exercise prices ranging from $4.56 to over $200 per share; a significant portion of these options had been “out-of-the-money” for more than two years. Specifically, all stock options granted between February 2012 and October 2016 had been “out-of-the-money” in their entirety for more than two years. This meant that our historically granted stock options may have had little or no perceived value to our employees and service providers who held them and therefore no longer effective as incentives to motivate and retain these individuals.

The Board believed that it was critical to our future success to revitalize the incentive value of certain of our outstanding equity awards to retain and motivate employees and directors and recreate a personal stake in the long-term financial success of Regulus, and thereby align their interests with those of our stockholders. The Board believed and continues to believe that with the proper balance between the long term components of our compensation structure (i.e., longer-term equity awards) and its short term components (i.e., salary, bonus and shorter-term equity awards), our service providers will be properly motivated to align their interests with those of the stockholders and work toward reward for their contributions based upon increases in stock value. The Board also recognizes our competition’s ability to attract and recruit top talent and views it as critical that Regulus be able to retain and motivate key employees in this way.

On November 11, 2018, eligible options were exchanged for RSUs pursuant to an exchange ratio on a value-for-value basis using a 20-day VWAP and the closing price of our stock on the date of exchange. The new RSUs that our employees received in the exchange offer can be earned only if performance goals key to our future success are achieved (in addition to continued service). The specific goals and structure of these performance-vesting RSUs are described above under “Performance-Vesting RSUs”.

Other Compensation

Our Named Executive Officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We also pay the premiums for term life insurance and long-term disability for all of our employees, including our Named Executive Officers. None of our Named Executive Officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. We generally do not provide perquisites or personal benefits to our Named Executive Officers, although we may from time to time provide signing bonuses or other reasonable benefits as our Compensation Committee determines appropriate.

All of our full-time employees in the United States, including our Named Executive Officers, are eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. Pursuant to our 401(k) plan, employees may elect to defer their eligible compensation into the plan on a pre-tax basis, up to the statutorily prescribed annual limit of $18,500 in 2018 (additional salary deferrals not to exceed $6,000 are available to those employees 50 years of age or older) and to have the amount of this reduction contributed to our 401(k) plan. In 2018, we provided a $0.50 match for every dollar our employees elect to defer up to 6% of their eligible compensation. In general, eligible compensation for purposes of the 401(k) plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us to the extent the amounts are includible in gross income, and subject to certain adjustments and exclusions required under the Code. The 401(k) plan currently does not offer the ability to invest in our securities.

Agreements with Named Executive Officers

Employment Agreements. We entered into employment agreements with each of our Named Executive Officers. The agreements provide for at will employment and for certain base salary, target bonus and severance payments to our Named Executive Officers.

Employment Agreement with Mr. Hagan. In December 2015, we entered into an employment agreement with Mr. Hagan, with an effective date of January 1, 2016. Pursuant to his employment agreement, Mr. Hagan is entitled to receive an annual base salary of $415,000 and is eligible to receive an annual performance bonus, with a target bonus amount of 40% of his annual base salary. Mr. Hagan’s base salary and target bonus are subject to periodic review and adjustment from time to time in the discretion of our Board of Directors or the Compensation Committee and have been subsequently increased. Pursuant to Mr. Hagan’s employment agreement, we agreed to pay Mr. Hagan a signing bonus of $100,000, payable in a lump sum upon Mr. Hagan’s commencement of employment with us. All or a portion of the signing bonus is repayable in the event Mr. Hagan is terminated for cause or if he voluntarily resigns without good reason within the first three years of his employment, which amount varied depending on when such termination or resignation occurs within such three-year period. In May 2017, Mr. Hagan was appointed as our President and CEO. At that time, his base salary was increased to $500,000 and his target bonus was increased to 50%. Additionally, Mr. Hagan’s employment agreement provides for the grant of stock option awards, which were made in January 2016. Pursuant to Mr. Hagan’s employment agreement, all outstanding stock options subject to vesting based on Company performance that are held by Mr. Hagan immediately before a change in control shall become fully vested and exercisable as of immediately before, and contingent upon, the change in control, provided that Mr. Hagan remains employed by us as of such date.

If we terminate Mr. Hagan’s employment without cause (other than due to his death or complete disability) or if Mr. Hagan resigns for good reason at any time other than during the period beginning one month before and ending 12 months following a change in control, Mr. Hagan will receive, subject to receiving an effective release and waiver of claims from him, (1) a lump sum severance payment equal to 12 months of his base salary in effect at the time of such termination or resignation (disregarding any decrease that forms the basis for a resignation for good reason), (2) a lump sum cash amount equal to 229.56% multiplied by the total cost of the projected premiums for group medical, dental and vision insurance for a period of 12 months and (3) vesting acceleration of all outstanding options and other equity incentive awards subject to time-based vesting held by Mr. Hagan as of such termination or resignation.

If we terminate Mr. Hagan’s employment without cause (other than due to his death or complete disability) or if Mr. Hagan resigns for good reason, in each case during the period beginning one month before and ending 12 months following a change in control, in addition to the severance payment described above, we will also be obligated to pay Mr. Hagan, subject to receiving an effective release and waiver of claims from him, a lump sum payment equal to the target amount of Mr. Hagan’s annual performance bonus for the year of termination or resignation.

Employment Agreement with Dr. Wright. In October 2016, we entered into an employment agreement with Dr. Wright, with an effective date of October 3, 2016. Pursuant to his employment agreement, Dr. Wright is entitled to receive an annual base salary of $450,000 and is eligible to receive an annual performance bonus, with a target bonus amount of 40% of his annual base salary. Dr. Wright’s base salary and target bonus are subject to periodic review and adjustment from time to time in the discretion of our Board of Directors or the Compensation Committee and have been subsequently increased. Pursuant to Dr. Wright’s employment agreement, we agreed to pay Dr. Wright a signing bonus of $110,000, payable in a lump sum upon Dr. Wright’s commencement of employment with us. All or a portion of the signing bonus is repayable in the event Dr. Wright is terminated for cause or if he voluntarily resigns without good reason within the first three years of his employment, which amount varies depending on when such termination or resignation occurs within such three-year period. Additionally, Dr. Wright’s employment agreement provides for the grant of stock option awards, which were made in October 2016. Pursuant to Dr. Wright’s employment agreement, all outstanding stock options subject to vesting based on Company performance that are held by Dr. Wright immediately before a change in control shall become fully vested and exercisable as of immediately before, and contingent upon, the change in control, provided that Dr. Wright remains employed by us as of such date. In March 2019, Dr. Wright voluntarily terminated his employment. In lieu of repayment of the sums owed to us as a result of signing bonus, we agreed to waive the sum of $36,666 in consideration of a consulting arrangement following the effective date of Dr. Wright’s termination date.

Prior to Dr. Wright’s voluntary termination, if we had terminated Dr. Wright’s employment without cause (other than due to his death or complete disability) or if Dr. Wright resigned for good reason at any time other than during the period beginning one month before and ending 12 months following a change in control, Dr. Wright was eligible to receive, subject to receiving an effective release and waiver of claims from him, (1) a lump sum severance payment equal to 12 months of his base salary in effect at the time of such termination or resignation (disregarding any decrease that forms the basis for a resignation for good reason), (2) a lump sum cash amount equal to 229.56% multiplied by the total cost of the projected premiums for group medical, dental and vision insurance for a period of 12 months and (3) vesting acceleration of all outstanding options and other equity incentive awards subject to time-based vesting held by Dr. Wright as of such termination or resignation.

In addition, prior to Dr. Wright’s voluntary termination, if we had terminated Dr. Wright’s employment without cause (other than due to his death or complete disability) or if Dr. Wright resigned for good reason, in each case during the period beginning one month before and ending 12 months following a change in control, in addition to the severance payment described above, we were also obligated to pay Dr. Wright, subject to receiving an effective release and waiver of claims from him, a lump sum payment equal to the target amount of Dr. Wright’s annual performance bonus for the year of termination or resignation. As a result of his voluntary termination, Dr. Wright did not receive any severance benefits and is no longer entitled to any severance benefits under his employment agreement.

Employment Agreement with Mr. Chevallard. In May 2017, we entered into an amended and restated employment agreement with Mr. Chevallard upon his elevation to Chief Financial Officer with an effective date of May 24, 2017. Pursuant to his amended and restated employment agreement, Mr. Chevallard is entitled to receive an annual base salary of $300,000 and is eligible to receive an annual performance bonus, with a target bonus amount of 40% of his annual base salary. Mr. Chevallard’s base salary and target bonus are subject to periodic review and adjustment from time to time in the discretion of our Board of Directors or the Compensation Committee and have been subsequently increased. Additionally, upon Mr. Chevallard’s elevation to Chief Financial Officer, he was also provided an additional grant of stock option awards, which were made in May 2017. Pursuant to Mr. Chevallard’s employment agreement, all outstanding stock options subject to vesting based on Company performance that are held by Mr. Chevallard immediately before a change in control shall become fully vested and exercisable as of immediately before, and contingent upon, the change in control, provided that Mr. Chevallard remains employed by us as of such date.

If we terminate Mr. Chevallard’s employment without cause (other than due to his death or complete disability) or if Mr. Chevallard resigns for good reason at any time other than during the period beginning one month before and ending 12 months following a change in control, Mr. Chevallard will receive, subject to receiving an effective release and waiver of claims from him, (1) a lump sum severance payment equal to 12 months of his base salary in effect at the time of such termination or resignation (disregarding any decrease that forms the basis for a resignation for good reason), (2) a lump sum cash amount equal to 229.56% multiplied by the total cost of the projected premiums for group medical, dental and vision insurance for a period of 12 months and (3) vesting acceleration of all outstanding options and other equity incentive awards subject to time-based vesting held by Mr. Chevallard as of such termination or resignation.

If we terminate Mr. Chevallard’s employment without cause (other than due to his death or complete disability) or if Mr. Chevallard resigns for good reason, in each case during the period beginning one month before and ending 12 months following a change in control, in addition to the severance payment described above, we will also be obligated to pay Mr. Chevallard, subject to receiving an effective release and waiver of claims from him, a lump sum payment equal to the target amount of Mr. Chevallard’s annual performance bonus for the year of termination or resignation.

None of the Named Executive Officers’ employment agreement provide for the gross up of any excise taxes imposed by Section 4999 of the Code. If any of the payments under the employment agreements would constitute a “parachute payment” within the meaning of Section 280G of the Code, subject to the excise tax imposed by Section 4999 of the Code, the employment agreements provide for a best-after tax analysis with respect to such payments, under which the executive will receive whichever of the following two alternative forms of payment would result in the executive officer’s receipt, on an after-tax basis, of the greater amount of the transaction payment notwithstanding that all or some portion of the transaction payment may be subject to the excise tax: (i) payment in full of the entire amount of the transaction payment, or (ii) payment of only a part of the transaction payment so that the executive receives the largest payment possible without the imposition of the excise tax.

Change in Control and Severance Benefits

Under the terms of the employment agreements with each of our Named Executive Officers described above, either we or the executive may terminate the executive’s employment at any time. Each of our Named Executive Officers is eligible, under the terms of his respective employment agreement, to receive, in exchange for a release of claims, severance benefits upon the termination of his employment either by us without cause or by him for good reason, with additional severance benefits provided in the event the termination is in connection with a change in control. In addition, the terms of the equity awards granted to our Named Executive Officers are subject to the terms of our equity plans and award agreements thereunder, which includes accelerated vesting provisions upon certain material change in control transactions. We do not provide any excise tax gross ups on change-in-control benefits.

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards as of December 31, 2018 for the Named Executive Officers:

Name	Grant Date	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Awards (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Joseph P. Hagan	11/12/2018	188,385	(2)	175,198
Timothy Wright, M.D.	11/12/2018	116,677	(2)	108,510
Daniel Chevallard	11/12/2018	55,414	(2)	51,535

(1)	All of the stock awards were granted under the 2012 Plan. The terms of the 2012 Plan are described below under “Equity Compensation Plans and Other Benefit Plans.”
(2)

Consists of performance-vesting RSUs granted to each Named Executive Officer in the tender offer, which vest as described above under “Equity Based Incentive Awards-Tender Offer”. The specified performance goals for vesting of the RSUs had not occurred prior to December 31, 2018. Upon achievement of the performance goal, 50% of the shares subject to the award vest with the remaining shares vesting on a quarterly basis over the two years following the vesting commencement date, provided the executive continues to provide services to us through such dates. Each named executive officer exchanged all of his stock options in exchange for the performance-vesting RSUs in the tender offer. The number of shares underlying outstanding stock options held by each Named Executive Officers as of immediately before the tender offer exchange in November 2018 were as follows: Mr. Hagan: 278,714 shares; Dr. Wright: 181,862 shares; Mr. Chevallard: 83,972 shares.

(3)	Represents the number of unearned, unvested RSUs multiplied by the closing stock price as of December 31, 2018.

Equity Compensation Plans.

Since October 2012, all stock options and RSUs have been granted pursuant to our 2012 Equity Incentive Plan (the “2012 Plan”) or the 2015 Inducement Plan (“2015 Inducement Plan”), the terms of which are described below.

2012 Equity Incentive Plan.

The 2012 Plan, which became effective in connection with our initial public offering in October 2012, provides for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards. Additionally, the 2012 Plan provides for the grant of performance cash awards. ISOs may be granted only to employees, subject to certain limitations. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2012 Plan. Our Board of Directors has delegated its authority to administer the 2012 Plan to our Compensation Committee under the terms of our Compensation Committee’s charter. Our Board of Directors may also delegate certain authority to one or more of our officers. Our Board of Directors or its authorized committee is referred to herein as the plan administrator.

Stock options are generally granted with an exercise price equal to the fair market value of our common stock on the date of grant, vest at the rate specified by the plan administrator (often over a four-year period) and may have a term up to a maximum of 10 years. The exercise price for an ISO or NSO generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionee may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual. In no event may an option be exercised beyond the expiration of its term. Restricted stock units generally stop vesting upon the holder’s termination of service with us and any unvested restricted stock units are forfeited, unless otherwise provided in an agreement with the holder.

Corporate transactions. In the event of certain specified significant corporate transactions (as defined in the 2012 Plan), the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or

•

make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Change in control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control (as defined in the 2012 Plan). For example, a stock award may provide for accelerated vesting upon the participant’s termination without cause or resignation for good reason in connection with a change in control. In the absence of such a provision, no such acceleration of the stock award will occur.

2015 Inducement Plan.

The 2015 Inducement Plan, which was adopted by our Board of Directors in July of 2015, provides for the grant of NSOs, which may be granted only to persons as a material inducement to their commencement of employment with us, pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules.

Our Board of Directors, or a duly authorized committee thereof, has the authority to administer the 2015 Inducement Plan. Our Board of Directors has delegated its authority to administer the 2015 Inducement Plan to our Compensation Committee under the terms of our Compensation Committee’s charter. Grants under the 2015 Inducement Plan must be approved by the Compensation Committee (comprised of independent directors) or a majority of our independent directors (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) in order to comply with the exemption from the stockholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the Nasdaq Listing Rules. The terms of Inducement Plan and NSOs granted thereunder are generally the same as the terms of our 2012 Plan as it relates to NSOs granted under our 2012 Plan.

2012 Employee Stock Purchase Plan.

Additional long-term equity incentives are provided through the 2012 Employee Stock Purchase Plan (the “ESPP”), which became effective in connection with our initial public offering in October 2012. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Our Board of Directors has delegated its authority to administer the ESPP to our Compensation Committee. Under the ESPP, generally all of our regular employees (including our Named Executive Officers during their employment with us) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than six months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by our Compensation Committee, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase.

DIRECTOR COMPENSATION

The following table shows certain information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash($)(1)	Option Awards ($)(2)		Stock Awards ($)(3)	Total ($)
David Baltimore, Ph.D.	13,500	66,035	(4)	25,056	104,591
Kathryn J. Collier	—	100,227	(5)	19,246	119,473
Mark Foletta(6)	16,000	—		12,899	28,899
Stelios Papadopoulos, Ph.D.	21,500	66,035	(4)	39,904	127,439
William H. Rastetter, Ph.D.	15,500	66,035	(4)	28,767	110,302
Hugh Rosen, M.D., Ph.D.	12,500	66,035	(4)	23,199	101,734
Pascale Witz	13,500	66,035		25,056	104,591

(1)	Amounts listed represent cash payments made for Board and Committee service which were earned in 2018 but were paid in 2019.
(2)

Amounts listed represent the aggregate grant date fair value amount computed as of the grant date of each option awarded during 2018 in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 10 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018. As a result of our tender offer in November 2018, each of the option awards held by the our non-employee directors (including those granted in 2018 and reflected in the table above) were exchanged for RSUs that vest in equal three-month installments over the twelve-month period following the grant date of the RSU, subject to each director’s continuous service to us through such vesting dates. The tender offer was a “value-for-value” exchange and constituted a repricing of each of the director’s outstanding stock option awards, as of November 9, 2018. For each of our non-employee directors, the incremental fair value of the repriced awards, computed as of the repricing date in accordance with ASC 718, was zero.

(3)

Represents RSUs granted to each of our non-employee directors in lieu of cash compensation during 2018. The RSUs will vest in four equal quarterly installments on the last day of each calendar quarter during 2018, subject to each director’s continuous service to us through such vesting dates. The RSUs were calculated based upon a grant price of $0.89 divided by the total cash compensation which otherwise would have been paid to each such director during 2018 for each director’s board and committee service. As of December 31, 2018, the aggregate number of RSUs outstanding (including RSUs issued pursuant to the tender offer in November 2018) was as follows: Dr. Baltimore, 20,548 RSUs; Ms. Collier, 14,659 RSUs; Dr. Papadopoulos, 13,315 RSUs; Dr. Rastetter, 13,890 RSUs; Dr. Rosen, 13,036 RSUs; and Ms. Witz 12,655 RSUs.

(4)

Represents the annual option grant to purchase shares of our common stock granted to each of our non-employee directors serving on June 1, 2018 under our non-employee director compensation policy, as further described below.

(5)

Represents an initial option grant to purchase shares of our common stock granted to Ms. Collier upon her election to our Board of Directors in April 2018 as well as the annual option grant to purchase shares of our common stock granted to each of our non-employee directors serving on June 1, 2018 under our non-employee director compensation policy, as further described below.

(6)	Mr. Foletta did not stand for re-election in 2018 and therefore received compensation until June 1, 2018, his last day of board service.

Directors who are also employees do not receive cash or equity compensation for service on our Board of Directors in addition to the compensation payable for their service as our employees. We have a non-employee director compensation policy, or our director compensation policy, that became effective following our initial public offering. Under our director compensation policy, our Compensation Committee determines individual non-employee members of our Board of Directors who will be eligible to receive compensation and who we refer to as our Eligible Directors. All of our non-employee directors were Eligible Directors for 2018 compensation under our director compensation policy. Pursuant to our director compensation policy in effect in 2018, we provide cash compensation in the form of an annual retainer of $40,000 to each of our Eligible Directors and $70,000 to our Chairman of the Board. We also pay an additional annual retainer of $20,000 to the chairman of our Audit Committee, $10,000 to other independent Eligible Directors who serve on our Audit Committee, $12,000 to the chairman of our Compensation Committee, $6,000 to other independent Eligible Directors who serve on our Compensation Committee, $8,000 to the chairman of our Nominating and Corporate Governance Committee and $4,000 to other independent Eligible Directors who serve on our Nominating and Corporate Governance Committee. However, due to the Company’s cash position at year end 2017, the Board of Directors approved an award of RSUs in lieu of cash payments to be made to each eligible director during 2018. The RSUs vested in four quarterly installments at the end of each calendar quarter during 2018 and were fully vested as of December 31, 2018. We have reimbursed and will continue to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors.

Pursuant to our director compensation policy, each Eligible Director who is first elected to our Board of Directors is granted an option to purchase shares of the Company’s common stock on the date of his or her initial election to our Board of Directors valued at $300,000 as determined by the Black Scholes method on the date of grant. In addition, on the date of each annual meeting of the Company’s stockholders, each Eligible Director is eligible to receive an option to purchase shares of common stock valued at $150,000 as determined by the Black Scholes method on the date of grant. Such initial and annual options have an exercise price per share equal to the fair market value of the common stock on the date of grant.

In December 2017, the Board of Directors, upon the recommendation of the Compensation Committee, approved a change to the initial option grant and the annual option grants to each Eligible Director in 2018 under our director compensation policy, such that a new director would receive 9,166 stock options and existing directors would receive annual grants of 4,583 shares of our common stock (on a post 1 for 12 split basis), each with a grant price equal to the closing price of our stock on the date of grant.

Each initial option granted to such Eligible Directors described above will vest and become exercisable with respect to one-third of the shares subject to the option on the first anniversary of the date of grant and the balance of the shares will vest and become exercisable in a series of 24 equal monthly installments thereafter, such that the option is fully vested on the third anniversary of the date of grant, subject to the Eligible Director continuing to provide services to us through such dates. Each annual option granted to such Eligible Directors described above will vest and become exercisable in 12 equal monthly installments such that the option will be fully vested on the first anniversary of the date of grant, or as of the date of the next annual meeting of the Company’s stockholders, whichever occurs first and subject to the Eligible Director continuing to provide services to us through such dates. The term of each option granted to an Eligible Director is 10 years.

The Board of Directors has determined not to grant the annual option grants prescribed by our director compensation policy at our 2019 annual meeting of stockholders and will instead consider the appropriate amount of such grants after the annual meeting of our stockholders, considering various factors, including the shares available for grant under our equity compensation plans, market data and advice of our compensation consultant.

The options granted to our non-employee directors are granted under our 2012 Plan, the terms of which are described in more detail above under “Equity Compensation Plans and Other Benefit Plans-2012 Equity Incentive Plan.” If our 2019 Plan is approved by our stockholders, options granted on and after our annual meeting in 2019 will be granted under our 2019 Plan.

PROPOSAL 3

ISSUANCE OF SECURITIES CONVERTIBLE INTO AND EXERCISABLE FOR

THE COMPANY’S COMMON STOCK

IN CONNECTION WITH A FINANCING TRANSACTION

Background

The Private Placement

On May 3, 2019, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Purchasers”), pursuant to which we agreed to sell and issue shares of our common stock, shares of our newly designated non-voting convertible preferred stock, and warrants to purchase common stock, in up to two closings, in a private placement transaction (the “Private Placement”). The key terms of the Purchase Agreement, the non-voting convertible preferred stock and the warrants to purchase common stock are summarized below. However, these summaries are not complete and you are encouraged to review the full text of such documents, copies of which are filed as Exhibits 3.1, 4.2 and 10.1 to our Current Report on Form 8-K filed with the SEC on May 9, 2019.

At the initial closing under the Purchase Agreement that occurred on May 7, 2019 (the “Initial Closing”), we sold and issued to the Purchasers (i) 9,730,534 shares of common stock and accompanying warrants to purchase up to an aggregate of 9,730,534 shares of common stock at a combined purchase price of $1.205 per share, and (ii) 415,898 shares of non-voting Class A-1 convertible preferred stock, in lieu of shares of common stock, at a price of $10.80 per share, and accompanying warrants to purchase an aggregate of 4,158,980 shares of common stock at a price of $0.125 for each share of common stock underlying such warrants. Total gross proceeds from the Initial Closing were approximately $16.7 million, which does not include any proceeds that may be received upon cash exercise of the warrants. Each share of non-voting Class A-1 convertible preferred stock is convertible into 10 shares of common stock, subject to certain beneficial ownership conversion limitations. The warrants are exercisable for a period of five years following the date of issuance and have an exercise price of $1.08 per share, which exercise price is subject to proportional adjustments in the event of stock splits or combinations or similar events. The warrants may be cash exercised or exercised on a net exercise “cashless” basis at the option of the holder.

Pursuant to the Purchase Agreement, in the event the Board of Directors unanimously resolves to recommence the Company’s Phase 1 multiple ascending dose clinical trial of the Company’s RGLS4326 product candidate for the treatment of autosomal dominant polycystic kidney disease (ADPKD) (the “Phase 1 Trial”) based on correspondence from the U.S. Food & Drug Administration’s Division of Cardiovascular and Renal Products, and thereafter but on or before December 31, 2019 the Company makes a public announcement of its plan to recommence the Phase 1 Trial (the “Public Announcement”), the Company has agreed to sell and the Purchasers have agreed to purchase, at a second closing under the Purchase Agreement (“Milestone Closing”), shares of non-voting convertible preferred stock of the Company and accompanying warrants to purchase shares of common stock (collectively, “Milestone Securities”) having an aggregate purchase price of approximately $25.1 million, excluding the exercise price of the warrants. The additional shares of non-voting convertible preferred stock will each be convertible into 10 shares of common stock, subject to certain beneficial ownership conversion limitations, and the additional warrants will be exercisable for up to the same number of shares of common stock into which the additional shares of non-voting convertible preferred stock will be convertible. In the event the volume-weighted average price per share of common stock on the Nasdaq Stock Market (“VWAP”) during the five full trading days following the Public Announcement is at least $1.08 (the “Initial Market Price”), the non-voting convertible preferred stock to be sold the Milestone Closing will be Class A-1 convertible preferred stock and will be sold at a price of $10.80 per share. In the event the VWAP during the five full trading days following the Public Announcement is less than the Initial Market Price, the Purchase Agreement provides that the non-voting preferred stock to be sold in the Milestone Closing will be newly designated Class A-2 convertible preferred stock with a purchase price per share of common stock issuable upon conversion thereof equal to the “Alternative Milestone Price”. As described in the preceding sentence, the Alternative Milestone Price would necessarily be less than the Initial Market Price, thereby requiring stockholder approval of the sale and issuance of the Milestone Securities under Nasdaq Listing Rule 5635 (“Stockholder Approval”). Under the Purchase Agreement, the Alternative Milestone Price per share of Class A-2 convertible preferred stock will equal, (a) if the Stockholder Approval is obtained prior to the Public Announcement, 10 multiplied by the VWAP over the five full trading days immediately following the Public Announcement or (b) if the Stockholder Approval is obtained after the Public Announcement, the price that is the lower of (i) 10 multiplied by the VWAP over the five full trading days immediately following the Public Announcement and (ii) 10 multiplied by the VWAP over the five full trading days immediately following the date on which the Stockholder Approval is obtained. In the event the relevant VWAP used for the Alternative Milestone Price is less than $0.50 per share, the Milestone Closing will not occur. The price per share at which the non-voting convertible preferred stock to be issued in the Milestone Closing is actually sold (either the Initial Market Price or the Alternative Milestone Price) is referred to in this Proposal 3 as the “Milestone Price”.

The accompanying warrants to be sold in the Milestone Closing will in all cases be sold at a price of $0.125 for each share of common stock underlying the warrants, will have an exercise price equal to the Milestone Price (priced on an as-converted to common stock basis—e.g., 10% of the Milestone Price), subject to proportional adjustments in the event of stock splits or combinations or similar events, will have an exercise term of five years from the date of issuance, and will be exercisable for cash or on a net exercise “cashless” basis at the option of the holder.

Pursuant to the Purchase Agreement, in the event the Public Announcement occurs and the Milestone Price is the Alternative Milestone Price, Stockholder Approval must be obtained on or before March 31, 2020 in order for the Milestone Closing to occur. In the event our stockholders do not approve this Proposal 3, the Company will be required, at its own expense, to hold a special meeting of stockholders to solicit the Stockholder Approval every three months commencing on the 45th day following the Public Announcement until the Stockholder Approval is obtained, unless the VWAP over the five full trading days immediately following the Public Announcement is equal to or greater than the Initial Market Price ($1.08).

Certain directors and officers of the Company are Purchasers under the Purchase Agreement and purchased shares of common stock and warrants at the Initial Closing, and have committed to purchase shares of non-voting convertible preferred stock and warrants to purchase common stock at the Milestone Closing, at the same price per share and warrant as the other Purchasers. The aggregate purchase prices of the securities purchased or to be purchased by the directors and officers who are Purchasers under the Purchase Agreement are as follows:

Name of Insider and Position With Company	Aggregate Purchase Price of Common Stock and Warrants Purchased at Initial Closing	Aggregate Purchase Price of Milestone Securities

Stelios Papadopoulos, Ph.D.	$446,295.85	$669,443.78
Chairman of the Board

Joseph Hagan(1)	$39,998.77	$59,998.16
President, Chief Executive Officer and Director

William H. Rastetter(1)	$111,931.25	$167,896.27
Director

Pascale Witz	$35,704.15	$53,555.02
Director

(1)	Securities purchased or to be purchased through an affiliated investment entity.

We are seeking Stockholder Approval to issue the Milestone Securities in the Milestone Closing in the event the Milestone Price is equal to the Alternative Milestone Price.

THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY OF OUR SECURITIES. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

ONLY THE STOCKHOLDERS WHO ARE ALREADY PURCHASERS UNDER THE PURHCASE AGREEMENT MAY PURCHASE SECURITIES IN THE MILESTONE CLOSING.

The sale and issuance of the Milestone Securities to the Purchasers, if any, will be made in reliance on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. In connection with the Purchasers’ execution of the Purchase Agreement, the Purchasers’ represented to us that the securities purchased by them were acquired for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Registration Rights

Under the terms of the Purchase Agreement, we agreed to prepare and file, within 30 days after the Initial Closing and within 30 days after the Milestone Closing, if necessary, one or more registration statements with the SEC to register for resale the common stock issued under the Purchase Agreement, the shares of common stock issuable upon exercise of the warrants issued under the Purchase Agreement, and the shares of common stock issuable upon conversion of any non-voting convertible preferred stock issued pursuant to the Purchase Agreement, and generally to cause the applicable registration statements to become effective within 90 days after the applicable closing under the Purchase Agreement. A registration statement covering the registrable securities related to the securities issued at the Initial Closing became effective on June 14, 2019.

Reason for Stockholder Approval

Our common stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the Nasdaq Marketplace Rules, including Nasdaq Listing Rule 5635. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the sale, issuance or potential issuance by the issuer of common stock or securities convertible into or exercisable for common stock equal to 20% or more of the common stock outstanding before the issuance for less than the “Minimum Price” under Nasdaq Listing Rule 5635(d) in connection with a transaction other than a public offering. The “Minimum Price” under Nasdaq Listing Rule 5635(d) is equal to the price that is the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

The total number of shares of our common stock (and securities convertible into or exercisable for common stock) sold at the Initial Closing exceeded 20% of the total number of shares of our common stock issued and outstanding on the date the Purchase Agreement was executed, and the sale and issuance of the Milestone Securities (if any) will constitute part of the same transaction. In the event the VWAP during the five full trading days following the Public Announcement is less than $1.08, the Milestone Price of the newly designated nonvoting Class A-2 convertible preferred stock to be sold in the Milestone Closing will be the Alternative Milestone Price, which would be less than the “Minimum Price” under Nasdaq Listing Rule 5635(d). In such case, the sale and issuance of the Milestone Securities will require stockholder approval under Nasdaq Listing Rule 5635(d).

In addition, Nasdaq Listing Rule 5635(c) requires stockholder approval prior to the issuance of common stock or securities convertible into or exercisable for common stock to officers, directors, employees or consultants at a price less than the “Market Value” of the stock (the consolidated closing bid price as of immediately preceding the signing of a binding agreement), because such an issuance is considered a form of equity compensation, unless the issuance is part of a public offering. Because (i) certain directors and officers of the Company are Purchasers under the Purchase Agreement and have committed to purchase shares of non-voting convertible preferred stock and warrants to purchase common stock at the Milestone Closing, (ii) the Private Placement is not a public offering and (iii) under certain circumstances, as disclosed above, the Milestone Securities sold in the Milestone Closing may be sold at a price less than the consolidated closing bid price as of immediately preceding the time the Company entered into the Purchase Agreement ($1.08 per share), the issuance of Milestone Securities to the Purchasers who are officers or directors in the Milestone Closing may require stockholder approval pursuant to Nasdaq Listing Rule 5635(c).

Board of Directors Recommendation

The Board of Directors believes the approval of this Proposal 3 by our stockholders is in the best interests of the Company and our stockholders. As discussed above, if the VWAP over the five full trading days immediately following the Public Announcement is equal to or greater than the Initial Market Price ($1.08), then under Nasdaq Listing Rule 5635 the Company may sell and issue the Milestone Securities at the Milestone Closing even if our stockholders do not approve this Proposal 3 because the Milestone Securities will have a purchase price equal to the Initial Market Price (on an as-converted to common stock basis) which is not less than the “Minimum Price” under Nasdaq Listing Rule 5635(d) and is not less than the “Market Value” of the common stock under Nasdaq Listing Rule 5635(c). However, the VWAP over the five full trading days following the Public Announcement may be less than the Initial Market Price due to various factors, some of which are beyond our control, including, without limitation:

•	sales of a substantial number of shares of our common stock in the public market by our existing stockholders;

•	business interruptions resulting from geopolitical actions, including war and terrorism, or natural disasters including earthquakes; and

•	market turmoil that generally impacts companies in our industry or the stock market in general.

These and other factors that may impact the trading price of our common stock are described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as filed with the Securities and Exchange Commission on May 10, 2019.

The Board of Directors believes that receiving the proceeds from the Milestone Closing will significantly enhance the Company’s ability to execute on its current business plan, including to advance RGLS4326 for the treatment of ADPKD and to advance select programs from the Company’s pipeline of microRNA therapies. As such, the Board of Directors believes the ability to sell the Milestone Securities, even if the Milestone Price is less than the Initial Market Price, is important to the Company’s business. Further, the Company may not be able to raise a similar amount of proceeds on a similar timeframe or on comparable terms from an alternative source. For example, the Company is not presently permitted to raise the same amount of cash proceeds as would be raised from the Milestone Closing (approximately $25.1 million) through a registered public offering under the Company’s effective shelf registration statement on Form S-3, as a result of the aggregate market value of the Company’s outstanding common stock held by non-affiliates, or public float, being less than $75.0 million; the rules of the Securities and Exchange Commission limit the dollar amount of securities the Company may sell under a registration statement on Form S-3 to one-third of the Company’s public float (based on the trading price of the common stock as of a date within 60 days prior to the relevant offering) during any 12-month period for so long as the Company’s public float remains below $75.0 million. While the same limitation does not apply to registered offerings on Form S-1, an offering on Form S-1 is a significantly lengthier and generally more expensive process than both a private placement and an offering pursuant to a Form S-3 registration statement. In addition, the Company may not be able to raise the same amount of proceeds through an alternative private placement on comparable terms due to a variety of factors, including the 20% limitation under Nasdaq Listing Rule 5635(d) as described above. Moreover, the Board of Directors believes that the Purchasers have demonstrated a commitment to the long-term success of the Company, as demonstrated by the fact that the Purchasers purchased the Company’s securities in the Initial Closing at a price that was “at market” rather than at a discount, and the fact that several of the Purchasers have been long-term holders of a significant amount of the Company’s common stock.

Use of Proceeds

The Company anticipates using the net proceeds from the Milestone Closing, if any, primarily to advance RGLS4326 for the treatment of ADPKD, to advance select programs from the Company’s pipeline of microRNA therapies and for general corporate purposes. As of the date of this proxy statement, the Company cannot specify with certainty all of the particular uses of the proceeds. Accordingly, the Company will retain broad discretion over the use of such proceeds. Pending the application of the net proceeds, the Company may choose to invest the proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Overall Effect of the Proposal

If approved, this Proposal 3 would permit the Company to complete the Milestone Closing and receive the proceeds therefrom in the event the Public Announcement occurs but the Milestone Price is less than the Initial Market Price. The sale and issuance of the Milestone Securities at a price less than the Initial Market Price would dilute the common stock ownership of our current stockholders who are not Purchasers under the Purchase Agreement at a price deemed to be at a discount to market value (i.e., the “Minimum Price”) under Nasdaq Listing Rule 5635(d). The sale or resale of any of our common stock issued pursuant to the Private Placement could also cause the market price of our common stock to decline.

In the event the VWAP over the five trading days immediately following the Public Announcement is at least $1.08, the Milestone Securities will be issued at the Milestone Closing regardless of whether this Proposal 3 is approved.

Vote Required

Approval of this Proposal 3 requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the annual meeting. Abstentions and broker non-votes will be counted toward a quorum for Proposal 3, and abstentions will have the same effect as “Against” votes. Pursuant to Nasdaq listing rules, shares issued to the Purchasers in the Initial Closing are not entitled to vote on this Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 3

PROPOSAL 4

APPROVAL OF THE 2019 EQUITY INCENTIVE PLAN

The Board is requesting stockholder approval of the Regulus Therapeutics Inc. 2019 Equity Incentive Plan (the “2019 Plan”). The 2019 Plan is intended to be the successor to the Regulus Therapeutics Inc. 2012 Equity Incentive Plan, as amended (the “2012 Plan”).

Why We Are Asking Our Stockholders to Approve the 2019 Plan

•

We implemented a corporate restructuring and have experienced substantial changes to our capital structure. Our Company has been in a period of transition during the last two years, as we made important changes to our portfolio and implemented a corporate restructuring to streamline our operations, reduce our operating expenses, extend our cash runway and focus our resources on our most promising programs. In May 2019, we closed the first tranche of our $41.8 million private placement of common stock, non-voting convertible preferred stock and common stock warrants (the “Private Placement”) pursuant to the Purchase Agreement (as defined in Proposal 3). The investors who purchased securities in the first tranche of the Private Placement have agreed to purchase securities in a second closing (the “Milestone Closing”) in the event we publicly announce on or before December 31, 2019 our plan to recommence the Phase 1 multiple ascending dose clinical trial for RGLS4326 based upon correspondence from the FDA. The first tranche of the Private Placement increased our Shares Outstanding as Converted by approximately 250% and combined with the Milestone Closing, if it occurs, is expected to increase our Outstanding Shares as Converted by more than 600%. “Outstanding Shares as Converted” for these purposes means our outstanding shares of common stock, on an as-converted basis, including each share of common stock issuable upon conversion of our non-voting convertible preferred stock and the shares of common stock that may be issued as a result of the full cash exercise of warrants issued in the Private Placement.

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Equity incentives are key to retaining key talent to drive our business forward. The Board believes that equity awards are a key element underlying our ability to retain, recruit and motivate key personnel who are critical to our ability to execute successfully through this time of transition for our Company and implement our plans to advance RGLS4326 for the treatment of ADPKD and our other key programs from our pipeline of microRNA therapies. Equity awards align the interests of our key personnel with those of our stockholders and are a substantial contributing factor to our success and the future growth of our business.

•

Current equity holdings and reserves are inadequate. We believe that the shares currently available for grant under the 2012 Plan will be insufficient to meet our anticipated retention and recruiting needs. As of the record date of the annual meeting, shares remaining available for future grant under the 2012 Plan represented approximately 1% of our Outstanding Shares as Converted and outstanding stock awards (which consist of stock options and restricted stock unit awards) covered approximately 2% of our Outstanding Shares as Converted. Of this 2%, our executive officers held 1.8% and our directors held 0.2%, which our Board feels is inadequate to retain and motivate these key individuals critical to our continued success. These dilution percentages will further decrease upon the Milestone Closing.

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Shares requested are reasonable. We are seeking stockholder approval of the 2019 Plan to increase the number of shares available for the grant of stock options, restricted stock unit awards and other awards, which will enable us to have a competitive equity incentive program to retain and motivate our key employees and other service providers and, to the extent necessary, recruit top talent as necessary to execute on our business plan. We are asking for an initial number of shares available to grant under the 2019 Plan that represents approximately 7% of our Outstanding Shares as Converted as of the record date for the annual meeting. We are also seeking an additional number of shares that will become available to grant under the 2019 Plan if the Milestone Closing occurs, in an amount equivalent to approximately 5% of our expected Outstanding Shares as Converted as of the Milestone Closing, which would bring the total new shares we are requesting under the 2019 Plan to approximately 10% of our expected Outstanding Shares as

Converted, as of the Milestone Closing. Additionally, the 2019 Plan includes an annual evergreen increase beginning in 2021 to allow our Board the flexibility to include additional shares, up to 5% of the number of shares of our common stock outstanding at the end of the prior year.

The following table provides certain information regarding our equity incentive program:

	As of June [●], 2019 (the record date for the annual meeting)
Total number of shares of common stock subject to outstanding stock options		320,489
Weighted-average exercise price of outstanding stock options		$21.11
Weighted-average remaining term of outstanding stock options		9.1	years
Total number of shares of common stock subject to outstanding restricted stock units		397,767
Total number of shares of common stock available for grant under the 2012 Plan(1)		437,488
Total number of shares of common stock available for grant under the Inducement Plan(2)		83,333
Total number of shares of common stock outstanding		20,766,263
Total number of Outstanding Shares as Converted(3)		38,814,777
Per-share closing price of common stock as reported on the Nasdaq Capital Market	$	[●]

(1)	No additional awards will be granted under the 2012 Plan if the 2019 Plan is approved by our stockholders.
(2)	If our stockholders approve the 2019 Plan, we will reduce the reserve of the Inducement Plan to zero shares.
(3)

Represents the shares of common stock outstanding, plus the shares of common stock issuable upon conversation of our non-voting convertible preferred stock and the shares of common stock issuable upon exercise of the warrants. The expected total number of Outstanding Shares as Converted as of the Milestone Closing is expected to be 80,483,375 shares, which number assumes that the price per share of common stock issued in the Milestone Closing is $1.08 per share. As described in Proposal 3 above, if the volume-weighted average price over the five full trading days immediately following the Public Announcement (as defined in Proposal 3) is less than $1.08 per share, the price per share of common stock to be sold in the Milestone Closing will be the Alternative Milestone Price (as defined in Proposal 3), which would increase the total number of Outstanding Shares as Converted as of the Milestone Closing. However, the number of additional shares to be authorized under the 2019 Plan as a result of the Milestone Closing will not be increased regardless of the price per share of common stock issued in the Milestone Closing.

Stockholder Approval

If this Proposal 4 is approved by our stockholders, the 2019 Plan will become effective as of the date of the annual meeting and no additional awards will be granted under the 2012 Plan. In the event that our stockholders do not approve this Proposal 4, the 2019 Plan will not become effective, and the 2012 Plan will continue to be effective in accordance with its terms.

Description of the 2019 Equity Incentive Plan

A summary of the principal features of the 2019 Plan follows below. The summary is qualified by the full text of the 2019 Plan that is attached as Appendix A to this proxy statement.

Purpose

The 2019 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees and directors to exert maximum efforts for the success of the Company and its affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The 2019 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock and cash awards, and other stock awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2019 Plan will not exceed 3,881,477 shares, which is the sum of (i) 2,725,773 new shares plus (ii) the number of unallocated shares remaining available for grant under the 2012 Plan as of the effective date of the 2019 Plan, plus (iii) the Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time. In addition, the number of shares of our common stock reserved for issuance under the 2019 Plan will automatically increase (1) upon the Milestone Closing (provided such Milestone Closing occurs on or before March 31, 2020), by an additional 4,166,860 shares and (2) on January 1 of each year, for a period of not more than ten years, beginning on January 1, 2021 and continuing through January 1, 2029, by 5.0% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our Board.

The term “Prior Plans’ Returning Shares” refers to the following shares of our common stock subject to any outstanding stock award granted under either of the 2012 Plan or our 2009 Equity Incentive Plan: (i) any shares subject to such stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares issued pursuant to such stock award that are forfeited back to us because of a failure to vest or otherwise return to us; and (iii) any shares that are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of an award.

The following shares of our common stock will also become available again for issuance under the 2019 Plan: (i) any shares subject to a stock award granted under the 2019 Plan that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to a stock award granted under the 2019 Plan that are not issued because such stock award is settled in cash; (iii) any shares issued pursuant to a stock award granted under the 2019 Plan that are forfeited back to or repurchased by us because of a failure to vest; and (iv) any shares that are reacquired by us to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of an award.

Eligibility

All of our (including our affiliates’) employees, consultants and non-employee directors are eligible to participate in the 2019 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2019 Plan only to our (including our affiliates’) employees.

As of the record date for the annual meeting, we (including our affiliates) had approximately 21 employees, 10 consultants and eight non-employee directors.

Non-Employee Director Compensation Limit

Under the 2019 Plan, the maximum number of shares of our common stock subject to stock awards granted during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by the Company to such non-employee director during such calendar year, will not exceed $750,000 in total value, or $1,000,000 with respect to the calendar year in which the individual is first appointed or elected to the Board (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

Administration

The 2019 Plan will be administered by our Board, which may in turn delegate authority to administer the 2019 Plan to a committee. Our Board has delegated concurrent authority to administer the 2019 Plan to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 4.

Subject to the terms of the 2019 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common subject to or the cash value of awards, and the terms and conditions of awards granted under the 2019 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the 2019 Plan.

The Plan Administrator may also delegate to one or more officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2019 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

Stock Options

Stock options may be granted under the 2019 Plan pursuant to stock option agreements. The 2019 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs.

The exercise price of a stock option granted under the 2019 Plan may not be less than 100% of the fair market value of our common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2019 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the 2019 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Unless otherwise provided in a participant’s stock option agreement, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2019 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the 2019 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2019 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the 2019 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the 2019 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of our common stock on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2019 Plan is 32,193,350 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2019 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our common stock on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2019 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the 2019 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2019 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Awards

The Amended 2015 Plan allows us to grant performance stock and cash awards. A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

Performance goals under the 2019 Plan will be based on any one or more of the following performance criteria: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) market penetration or expansion; (vi) earnings from operations; (vii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (viii) net income or net income per common share (basic or diluted); (ix) return on equity, investment, capital or assets; (x) one or more operating ratios; (xi) borrowing levels, leverage ratios or credit rating; (xii) market share; (xiii) capital expenditures; (xiv) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (xv) stock price, dividends or total stockholder return; (xvi) development of new technologies or products; (xvii) sales of particular products or services; (xviii) economic value created or added; (xix) operating margin or profit margin; (xx) customer acquisition or retention; (xxi) raising or refinancing of capital; (xxii) successful hiring of key individuals; (xxiii) resolution of significant litigation; (xxiv) acquisitions and divestitures (in whole or in part); (xxv) joint ventures and strategic alliances; (xxvi) spin-offs, split-ups and the like; (xxvii) reorganizations; (xxviii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (xxix) strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings, approvals or milestones, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (xxx) other measures of performance selected by the Board.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Plan Administrator (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time they are established, the Plan Administrator will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to make other appropriate adjustments selected by the Plan Administrator.

In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the 2019 Plan. Subject to the terms of the 2019 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the 2019 Plan will be subject to recoupment in accordance with any clawback policy adopted by the Board, including any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2019 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transaction and Change in Control

In the event of a corporate transaction (as defined in the 2019 Plan and described below) or a change in control (as defined in the 2019 Plan and described below), the Plan Administrator may take one or more of the following actions with respect to awards granted under the 2019 Plan, contingent upon the closing or consummation of the transaction, unless otherwise provided in the instrument evidencing the award or in any other written agreement between us or one of our affiliates and the participant, or unless otherwise provided by the Plan Administrator at the time of grant of the award. For purposes of this Proposal 4, the term “transaction” will mean such corporate transaction or change in control.

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

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arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our common stock issued pursuant to the award to the surviving or acquiring corporation (or its parent company);

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accelerate the vesting (and, if applicable, the exercisability) of the award to a date prior to the effective time of the transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the transaction), with the award terminating if not exercised (if applicable) at or prior to the effective time of the transaction; provided, however, that the Plan Administrator may require participants to complete and deliver to us a notice of exercise before the effective date of a transaction, which is contingent upon the effectiveness of the transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the award;

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cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the Plan Administrator may consider appropriate; and

•

make a payment, in such form as may be determined by the Plan Administrator equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise, provided that payments may be delayed to the same extent that payment of consideration to the holders of our common stock is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Plan Administrator is not required to take the same action with respect to all awards or portions of awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of an award.

Outstanding awards under the 2019 Plan may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the participant’s award agreement or in any other written agreement with us or one of our affiliates, but in the absence of such provision, no such acceleration will occur.

For purposes of the 2019 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

For purposes of the 2019 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of our consolidated assets, other than a sale, lease, exclusive license or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of our Board becomes comprised of individuals who were not serving on our Board on the date the 2019 Plan was adopted by the Board, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.

Plan Amendments and Termination

The Board (or a committee of one or more directors delegated by the Board) will have the authority to amend or terminate the 2019 Plan at any time. However, except as otherwise provided in the 2019 Plan or an award agreement, no amendment or termination of the 2019 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s written consent.

We will obtain stockholder approval of any amendment to the 2019 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the 2019 Plan after the tenth anniversary of the earlier of the date the 2019 Plan was most recently adopted by the Board or approved by the stockholders.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2019 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2019 Plan. The 2019 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2019 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised.

If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible.

However, Section 162(m) of the Code provides a reliance period exception, pursuant to which the deduction limit under Section 162(m) of the Code does not apply to certain compensation paid (or in some cases, granted) pursuant to a plan or agreement that existed during the period in which the corporation was not publicly held, subject to certain requirements and limitations. Under Section 162(m) of the Code, this reliance period ends upon the earliest of the following: (i) the expiration of the plan or agreement; (ii) the material modification of the plan or agreement; (iii) the issuance of all employer stock and other compensation that has been allocated under the plan; or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the corporation’s initial public offering occurs. However, the reliance period exception under Section 162(m) of the Code may be repealed or modified in the future as a result of certain changes that were made to Section 162(m) of the Code pursuant to the Tax Cuts and Jobs Act.

In addition, prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) of the Code provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) of the Code did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m) of the Code. Pursuant to the Tax Cuts and Jobs Act, the performance-based compensation exception under Section 162(m) of the Code was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017 and which is not modified in any material respect on or after such date.

Compensation paid to each of the Company’s “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for (i) the reliance period exception under Section 162(m) of the Code or (ii) the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code, as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by the Company will qualify for the reliance period exception under Section 162(m) of the Code or will be eligible for such transition relief and be deductible by the Company in the future. However, stock awards granted under the 2019 Plan will be subject to the deduction limit under Section 162(m) of the Code and will not be eligible to qualify for the reliance period exception or the performance-based compensation exception under Section 162(m) of the Code pursuant to the transition relief provided by the Tax Cuts and Jobs Act. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m) of the Code. The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) of the Code if it determines that such modifications are consistent with the Company’s business needs.

New Plan Benefits under 2019 Plan

Name and Position	Dollar Value		Number of Shares
Joseph P. Hagan(1) President & Chief Executive Officer		(1)		(1)
Timothy Wright, M.D.(1)(2) Chief Research & Development Officer		(1)		(1)
Daniel R. Chevallard(1) Chief Financial Officer		(1)		(1)
All current executive officers as a group(1)		(1)		(1)
All current directors who are not executive officers as a group(3)		(1)		(1)
All employees, including all current officers who are not executive officers, as a group(1)		(1)		(1)

(1)

Awards granted under the 2019 Plan to our executive officers, other employees and non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the 2019 Plan, and our Board and our Compensation Committee have not granted any awards under the 2019 Plan subject to stockholder approval of this Proposal 4. While we maintain a compensation program for our non-employee directors that provides for annual grants of stock options to purchase shares of our common stock, our Board has determined not to make such grants at our annual meeting and instead reserve the flexibility to determine the appropriate grants, if any, to be made to our non-employee directors. For additional information regarding our current compensation program for non-employee directors, please see “Director Compensation” above. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees and non-employee directors under the 2019 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees or non-employee directors for fiscal year 2018 if the 2019 Plan had been in effect, are not determinable.

(2)	Dr. Wright resigned from the Company effective March 15, 2019.

Vote Required

The affirmative vote of the holders of a majority of shares present (either in person or by proxy) and entitled to vote at the annual meeting (i.e., representing the majority voting power) will be required to approve this Proposal 4. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this Proposal 4 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 4.

PROPOSAL 5

AUTHORIZATION TO ADJOURN THE ANNUAL MEETING

General

If the annual meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 3 or Proposal 4, our proxy holders may move to adjourn the annual meeting at that time in order to enable the Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the annual meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 3 or Proposal 4. If our stockholders approve this proposal, we could adjourn the annual meeting and any adjourned session of the annual meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 3 or Proposal 4, we could adjourn the annual meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary to adjourn the annual meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the annual meeting of the time and place to which the annual meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the annual meeting and entitled to vote on such matter. Accordingly, if you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 5

PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young has audited the Company’s financial statements since its incorporation in 2009. Representatives of Ernst & Young are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2018 and December 31, 2017, by Ernst & Young LLP, the Company’s principal accountant. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2018	2017
	(in thousands)
Audit Fees(1)	$569	$664
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$569	$664

(1)

Audit fees consist of fees billed for professional services by Ernst & Young for audit and quarterly review of our financial statements and review of our registration statements on Form S-3 and Form S-8, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of each of the 2018 and 2017 financial statements, the Company entered into engagement agreements with Ernst & Young, which sets forth the terms by which Ernst & Young will perform audit services for the Company. Such agreements are subject to alternative dispute resolution procedures.

Pre-approval Policies and Procedures

The Audit Committee must pre-approve the audit and non-audit services rendered by the Company’s independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR PROPOSAL 6

EXECUTIVE OFFICERS

The following table sets forth our current executive officers, their ages, and the positions held by each such person with the Company:

Name	Age	Position Held With the Company
Joseph P. Hagan	50	President and Chief Executive Officer
Daniel R. Chevallard	40	Chief Financial Officer
Christopher Aker	58	Senior Vice President and General Counsel

Mr. Hagan’s biographical information is set forth above under Proposal 1.

Daniel R. Chevallard has served as our Chief Financial Officer and principal financial officer since May 2017. Mr. Chevallard joined us in December 2012 as Vice President, Accounting and Financial Reporting and served as Vice President, Finance from May 2013 to April 2017. Prior to joining us, Mr. Chevallard held various senior roles in corporate finance, accounting and financial reporting including Controller and Senior Director, Finance of Prometheus Laboratories Inc. (acquired by Nestle´ Health Science in July 2011). Prior to joining Prometheus, Mr. Chevallard spent approximately five years in public accounting at Ernst & Young, LLP in their assurance services practice. He received his Bachelor of Accountancy from the University of San Diego and is a Certified Public Accountant in the state of California.

Christopher Aker has served as our Senior Vice President and General Counsel since January 2019, and before that served as our Senior Director, Legal Affairs since February 2011. Prior to joining us, Mr. Aker served as the Senior Director, Administration and Senior Corporate Counsel for Phenomix Corporation, a privately-held biopharmaceutical company, and was responsible for operational and legal oversight. Prior to Phenomix, Mr. Aker was Senior Corporate Counsel at SUGEN, Inc., a wholly-owned subsidiary of Pharmacia, until its acquisition by Pfizer. Prior to SUGEN, Mr. Aker was in private practice with various law firms. Mr. Aker received his Bachelor of Arts degree in International Relations from the University of California, Davis and his J.D. from Santa Clara University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of May 22, 2019 by: (i) each of our directors; (ii) each of our Named Executive Officers as defined above under the heading “Executive Compensation”; (iii) each person known by us to beneficially own more than 5% of our common stock and (iv) all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as indicated by footnote, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Percentage of beneficial ownership is based on 20,548,450 shares of common stock outstanding as of May 22, 2019. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options held by such persons that are exercisable, or restricted stock units which will vest, within 60 days following May 22, 2019. Unless otherwise indicated, the address for the persons and entities listed in the table below is c/o Regulus Therapeutics Inc., 10628 Science Center Drive, Suite 100, San Diego, CA 92121.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders
Entities affiliated with Sarissa Capital Management LP(1)	3,703,702	16.5%
c/o Sarissa Capital Management LP 660 Steamboat Road Greenwich, CT 06830
Entities affiliated with New Enterprise Associates, Inc.(2)	2,052,827	9.9%
1954 Greenspring Dr., Suite 600 Timonium Maryland 21093
Entities affiliated with BVF Partners, L.P.(3)	2,054,687	9.9%
1 Sansome Street, 30th Floor San Francisco, California 94104
Altium Growth Fund, LP(4)	2,133,255	9.9%
551 Fifth Avenue, FL 19 New York, New York 10176
Entities affiliated with EcoR1 Capital, LLC(5)	2,157,305	9.9%
409 Illinois Street San Francisco, California, 94158
Samsara BioCapital, L.P.(6)	2,157,304	9.9%
628 Middlefield Road Palo Alto, California 94301
Named Executive Officers and Directors
David Baltimore, Ph.D.	15,330	*
Kathryn J. Collier	20,086	*
Daniel R. Chevallard(7)	42,662	*
Joseph P. Hagan(8)	182,368	*
Jake R. Nunn	—	—
Stelios Papadopoulos, Ph.D.(9)	1,563,571	7.5%
William H. Rastetter, Ph.D.(10)	250,587	1.2%
Hugh Rosen, M.D., Ph.D.	11,198	*
Simos Simeonidis, Ph.D.	—	—
Timothy Wright, M.D.(11)	32,723	*
Pascale Witz, MBA, MSc(12)	70,643	*
All current executive officers and directors as a group (11 persons)(13)	2,188,475	10.7%

*	Less than one percent.
(1)

Consists of an aggregate of 1,851,851 shares of common stock and 1,851,851 shares of common stock issuable upon the exercise of warrants to purchase common stock held collectively by Sarissa Capital Offshore Master Fund LP, or Sarissa Offshore, Sarissa Capital Catapult Fund LLC, or Sarissa Catapult, and Sarissa Capital Hawkeye Fund LP, or Sarissa Hawkeye, or, collectively, the Sarissa Funds. Sarissa Capital Management LP, or Sarissa Capital, as the Investment Advisor to the Sarissa Funds may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of our common stock held by the Sarissa Funds. By virtue of his positions as the Chief Investment Officer of Sarissa Capital and as the managing member of Sarissa Capital’s general partner and as controlling the ultimate general partner of each of the Sarissa Funds, Alexander J. Denner, Ph.D. may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the shares of our common stock by the Sarissa Funds.

(2)

Consists of 2,052,455 shares of common stock and 372 shares of common stock issuable upon the exercise of warrants to purchase common stock, collectively, the GEO Shares, held by Growth Equity Opportunities Fund V, LLC, or GEO. New Enterprise Associates 16, L.P., or NEA 16, is the sole member of GEO, NEA Partners 16, L.P., or NEA Partners 16, is the sole general partner of NEA 16 and NEA 16 GP, LLC, or NEA 16 LLC, is the sole general partner of NEA Partners 16. Peter J. Barris, Forest Baskett, Ali Behbahani, Carmen Chang, Anthony A. Florence, Jr., Mohamad H. Makhzoumi, Joshua Makower, David M. Mott, Scott D. Sandell, Peter W. Sonsini and Paul Walker, or, collectively, the Managers, are the managers of NEA 16 LLC. The persons named herein are referred to individually herein as a NEA Reporting Person and collectively as the NEA Reporting Persons. GEO is the record owner of the GEO Shares. As the sole member of GEO, NEA 16 may be deemed to own beneficially the GEO Shares. As the general partner of NEA 16, NEA Partners 16 may be deemed to own beneficially the GEO Shares. As the sole general partner of NEA Partners 16, NEA 16 LLC may be deemed to own beneficially the GEO Shares. Each of the Managers of NEA 16 LLC may be deemed to own beneficially the GEO Shares. The number of shares beneficially owned by the NEA Reporting Persons in the aggregate is limited by beneficial ownership limitations applicable to the warrants and shares of Class A-1 convertible preferred stock held by GEO, which limit the number of shares the NEA Reporting Persons can beneficially own to a maximum of 9.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 3,703,332 shares of common stock issuable upon the exercise of warrants and 2,567,000 shares of common stock issuable upon the conversion of our Class A-1 convertible preferred stock held by GEO. Each NEA Reporting Person disclaims beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein.

(3)

Consists of an aggregate of 2,035,695 shares of common stock and 18,992 shares of common stock issuable upon the exercise of warrants to purchase common stock held collectively by (i) Biotechnology Value Fund, LP, or BVF, (ii) Biotechnology Value Fund II, LP, or BVF II, (iii) Biotechnology Value Trading Fund OS, L.P., or BVFOS, and (v) MSI BVF SPV, L.L.C., or MSI, and, collectively, the BVF Investment Entities. BVF Partners L.P., or BVF Partners, is the general partner of BVF, BVF II and BVFOS and the investment advisor of MSI and may be deemed to beneficially own the shares held by the BVF Investment Entities. BVF, Inc., as the general partner of BVF Partners, may be deemed to beneficially own the shares beneficially owned by BVF Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF, Inc. The number of shares beneficially owned by BVF Partners in the aggregate is limited by beneficial ownership limitations applicable to the exercise of warrants and conversion of shares of Class A-1 convertible preferred stock held by the BVF Investment Entities, which limit the number of shares BVF Partners can beneficially own after the exercise of warrants and conversion of shares of Class A-1 convertible preferred stock to a maximum of 9.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 2,573,580 shares of common stock issuable upon the exercise of warrants and 1,591,980 shares of common stock issuable upon the conversion of our Class A-1 convertible preferred stock held by the BVF Investment Entities.

(4)

Consists of 1,327,801 shares of common stock and 805,454 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Altium Growth Fund, LP, or Altium Growth. Altium Capital Management, LP is the investment adviser of, and may be deemed to beneficially own securities owned by, Altium Growth. Altium Growth GP, LLC is the general partner of, and may be deemed to beneficially own securities owned by, Altium Growth. Each of Altium Capital Management, LP and Altium Growth GP, LLC, or, together, Altium, shares voting and disposal power over the shares. The number of shares beneficially owned by Altium is limited by beneficial ownership limitations applicable to the warrants held by Altium Growth, which limit the number of shares Altium can beneficially own to a maximum of 9.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 522,347 shares of common stock issuable upon the exercise of warrants held by Altium.

(5)

Consists of an aggregate of 1,111,110 shares of common stock and 1,046,195 shares of common stock issuable upon the exercise of warrants to purchase common stock held collectively by EcoR1 Capital Fund, LLC, or EcoR1 Fund, and EcoR1 Capital Fund Qualified, L.P., or EcoR1 Qualified and, together with EcoR1 Fund, the EcoR1 Funds. Oleg Nodelman is the Managing Director and owns and controls EcoR1 Capital, LLC, or EcoR1, the general partner of the EcoR1 Funds, and has voting and disposition power over the shares held by the EcoR1 Funds. The number of shares beneficially owned by EcoR1 in the aggregate is limited by beneficial ownership limitations applicable to the warrants held by the EcoR1 Funds, which limit the number of shares EcoR1 can beneficially own to a maximum of 9.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 64,915 shares of common stock issuable upon the exercise of warrants held by the EcoR1 Funds.

(6)

Consists of 1,111,111 shares of common stock and 1,046,193 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Samsara BioCapital, L.P., or Samsara. Samsara Biocapital GP, LLC, or Samsara GP, is the general partner of Samsara, and may be deemed to beneficially own securities held by Samsara. Dr. Srinivas Akkaraju, M.D., Ph.D. is the managing member of Samsara GP, and may be deemed to beneficially own securities beneficially owned by Samsara GP. Dr. Akkaraju disclaims beneficial ownership of the shares beneficially owned by Samsara GP except to the extent of his pecuniary interest therein. The number of shares beneficially owned by Samsara GP is limited by beneficial ownership limitations applicable to the warrants held by Samsara, which limit the number of shares Samsara GP can beneficially own to a maximum of 9.99% of our outstanding common stock. As a result of such limitations, the number of shares beneficially owned does not include up to an aggregate of 64,918 shares of common stock issuable upon the exercise of warrants held by Samsara.

(7)	Includes 8,083 shares that Mr. Chevallard has the right to acquire from us within 60 days of May 22, 2019 pursuant to the exercise of stock options.
(8)

Consists of (i) 115,980 shares of common stock held by Joseph P. Hagan and (ii) 33,194 shares of common stock and 33,194 shares of common stock issuable upon the exercise of warrants to purchase common stock held by PENSCO Trust Company LLC Custodian FBO Joseph Hagan IRA, or PENSCO. Mr. Hagan is the economic beneficiary and may be deemed to be the beneficial owner of the shares held by PENSCO.

(9)	Consists of 1,193,201 shares of common stock and 370,370 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Stelios Papadopoulos, Ph.D.
(10)

Consists of 157,698 shares of common stock and 92,889 shares of common stock issuable upon the exercise of warrants to purchase common stock held by The Rastetter Family Trust, or the Rastetter Trust. Dr. Rastetter is trustee of the Rastetter Trust and may be deemed to be the beneficial owner of the shares held by the Rastetter trust.

(11)	Includes 2,500 shares that Dr. Wright has the right to acquire from us within 60 days of May 22, 2019 pursuant to the exercise of stock options.
(12)	Consists of 41,013 shares of common stock and 29,630 shares of common stock issuable upon the exercise of warrants to purchase common stock held by Pascale Witz.
(13)

Includes all shares described under “Named Executive Officers and Directors,” with the exception of those shares described in Note 11 and also including shares held or issuable upon early exercise of stock options by an executive officer who is not named in the table above.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, awards, warrants and rights		Weighted-average exercise price of outstanding options, awards, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders:
2009 Equity Incentive Plan	1,497	(1)	$26.63	—
2012 Equity Incentive Plan	658,754	(2)	$65.02	454,199
2012 Employee Stock Purchase Plan	—		—	155,056
Equity compensation plans not approved by stockholders:
2015 Inducement Plan	—		—	83,333

(1)	All shares issuable upon exercise of options.
(2)

Consists of 57,745 shares issuable upon exercise of options and 519,901 performance-based restricted stock units issuable only upon the prior achievement of a specific milestone related to the Company’s objectives and 88,108 restricted stock units issued to the Company’s Board of Directors upon completion of the tender offer in November 2018 which remained unvested as of December 31, 2018.

TRANSACTIONS WITH RELATED PERSONS

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a past, present or future transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets at year end of the last two completed fiscal years.

Transactions involving compensation for services provided to us by an employee, consultant or director are not considered related-person transactions under this policy. A “related person,” as determined since the beginning of our last fiscal year, is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

The policy imposes an affirmative duty upon each director and executive officer to identify any transaction involving them, their affiliates or immediate family members that may be considered a related party transaction before such person engages in the transaction. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our board of directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. In considering related-person transactions, our audit committee or other independent body of our board of directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us of the transaction;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our policy requires that, in reviewing a related party transaction, our audit committee must consider, in light of known circumstances, and determine in the good faith exercise of its discretion whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders.

We describe below transactions and series of similar transactions, since January 1, 2018, with respect to which we were a party, will be a party, or otherwise benefited, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end of the last two completed fiscal years; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders. We believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Private Placement Financing Transaction

On May 3, 2019, we entered into the Purchase Agreement with the Purchasers, pursuant to which we agreed to sell and issue shares of common stock, shares of our newly designated non-voting convertible preferred stock, and warrants to purchase common stock, in up to two closings, in the Private Placement. The Purchase Agreement and Private Placement are described above in “Issuance of the Company’s Common Stock in Connection with a Financing Transaction–Background–Private Placement.”

The participants in the Private Placement included the following executive officers, directors and holders of more than five percent of our common stock or entities affiliated with them. The following table sets forth the aggregate number of shares of common stock, Class A-1 convertible preferred stock and warrants to purchase common stock issued to these related parties in the Initial Closing of the Private Placement:

Name of Related Person	Common Stock Issued in the Initial Closing	Warrants Issued in the Initial Closing	Class A-1 Convertible Preferred Stock Issued in the Initial Closing	Aggregate Purchase Price of Common Stock, Warrants and Preferred Stock Purchased in the Initial Closing
Entities affiliated with New Enterprise Associates, Inc.	1,136,704	3,703,704	256,700	$4,462,963.32
Entities affiliated with BVF Partners, L.P.	1,000,592	2,592,572	159,198	$3,124,073.37
Entities affiliated with Sarissa Capital Management LP(1)	1,851,851	1,851,851	—	$2,231,480.46
Altium Growth Fund, LP	1,327,801	1,327,801	—	$1,600,000.21
Entities affiliated with EcoR1 Capital, LLC	1,111,110	1,111,110	—	$1,338,887.55
Samsara BioCapital, L.P.	1,111,111	1,111,111	—	$1,338,888.76
Stelios Papadopoulos, Ph.D. Chairman of the Board	370,370	370,370	—	$446,295.85
Joseph P. Hagan(2) President, Chief Executive Officer and Director	33,194	33,194	—	$39,998.77
William H. Rastetter(2) Director	92,889	92,889	—	$111,931.25
Pascale Witz Director	29,630	29,630	—	$35,704.15

(1)	Dr. Simeonidis, a director of the Company, is a partner at Sarissa Capital Management.
(2)	Securities purchased or to be purchased through an affiliated investment entity.

Alliance and Collaboration Agreements

Sanofi

In February 2014, we amended and restated our 2012 amended and restated license and collaboration agreement with Sanofi, a greater than 5% stockholder of the Company, extending our strategic alliance with Sanofi. Aventisub LLC (formerly Aventis Holdings Inc.) concurrently made a $10.0 million investment in our common stock at a purchase price of $7.67 per share, representing the average of the daily volume weighted average price per share of our common stock during the 30 trading days ending on the date immediately preceding the date of the investment. In November 2018, we entered into an amendment to the 2014 Sanofi Amendment with Sanofi to modify the parties’ rights and obligations with respect to our miR-21 programs, including our RG-012 program (the “2018 Sanofi Amendment”). Under the terms of the 2018 Sanofi Amendment, we have granted Sanofi a worldwide, royalty-free, fee-bearing, exclusive license, with the right to grant sublicenses, under our know-how and patents to develop and commercialize miR-21 compounds and products for all indications, including Alport Syndrome. Sanofi will control and will assume all responsibilities and obligations for developing and commercializing each of our miR-21 programs, including our obligations regarding the administration and expense of clinical trials and all other costs, including in-license royalties and other in-license payments, related to our miR-21 programs. Under the terms of the 2018 Sanofi Amendment, we have assigned to Sanofi certain agreements and all materials directed to miR-21 or to any miR-21 compound or product and are required to provide reasonable technical assistance to Sanofi for a period of 24 months after the date of the 2018 Sanofi Amendment. Under the terms of the 2018 Sanofi Amendment, we are eligible to receive approximately $6.8 million in upfront payments for the license and for miR-21 program-related materials (collectively, the “Upfront Amendment Payments”). We are also eligible to receive up to $40.0 million in development milestone payments. In addition, Sanofi has agreed to reimburse us for certain out-of-pocket transition activities and assume our upstream license royalty obligations. We and Sanofi also agreed to a general release of claims against each other for any claims that arose at any time prior to the date of the 2018 Sanofi Amendment, or that thereafter could arise based on anything that occurred prior to the date of the 2018 Sanofi Amendment. In November 2018, we received $2.5 million of the approximately $6.8 million in Upfront Amendment Payments under the 2018 Sanofi Amendment. In March 2019, we received $1.8 million in payment of materials purchased by Sanofi from us related to the RG-012 program.

In September 2014, we entered into an agreement with Sanofi-Aventis Deutschland GmbH (“Sanofi Deutschland”), a contract manufacturing subsidiary of Sanofi, for the manufacture of certain drug substance requirements and other services to support our preclinical and clinical activities associated with the RG-012 program. Pursuant to this agreement, we may engage Sanofi Deutschland from time-to-time to manufacture RG-012 drug product on our behalf. To date, we have engaged Sanofi Deutschland to manufacture multiple cGMP batches of RG-012 and to perform stability testing and related activities at a cost of $1,831,992. These activities were ongoing during 2018 and in 2019 we paid Sanofi $45,000 for activities completed in 2018. Pursuant to the assignment of the RG-012 program to Sanofi, we do not expect to incur any further material charges related to Sanofi Deutschland’s activities.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his or her services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these indemnification agreements, together with the provisions in our bylaws, are necessary to attract and retain qualified persons as directors and officers.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Regulus Therapeutics Inc. stockholders will be “householding” the Company’s proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of annual meeting materials, please notify your broker or Regulus Therapeutics Inc. Direct your written request to

Regulus Therapeutics Inc., Attn: Corporate Secretary, 10628 Science Center Drive, Suite 100, San Diego, California 92121, or contact our Corporate Secretary at Regulus Therapeutics Inc. by telephone at (858) 202-6300. Stockholders who currently receive multiple sets of annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Christopher Aker
Senior Vice President, General Counsel and Secretary

[●], 2019

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2018 is available without charge upon written request to: Corporate Secretary, Regulus Therapeutics Inc., 10628 Science Center Drive, Suite 100, San Diego, California 92121.

APPENDIX A

REGULUS THERAPEUTICS INC.

2019 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JUNE 15, 2019

APPROVED BY THE STOCKHOLDERS:                , 2019

1.	GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Regulus Therapeutics Inc. 2012 Equity Incentive Plan, as amended (the “2012 Plan”). From and after 12:01 a.m. Pacific time on the Effective Date, no additional stock awards will be granted under the 2012 Plan. All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be granted under this Plan. All stock awards granted under the 2012 Plan will remain subject to the terms of the 2012 Plan.

(i) Any shares that would otherwise remain available for future grants under the 2012 Plan as of 12:01 a.m. Pacific Time on the Effective Date (the “2012 Plan’s Available Reserve”) will cease to be available under the 2012 Plan at such time. Instead, that number of shares of Common Stock equal to the 2012 Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.

(ii) In addition, from and after 12:01 a.m. Pacific time on the Effective Date, with respect to the aggregate number of shares subject, at such time, to outstanding stock awards granted under the 2012 Plan or the Regulus Therapeutics Inc. 2009 Equity Incentive Plan (together with the 2012 Plan, the “Prior Plans”) that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such a share becomes a Returning Share, up to the maximum number set forth in Section 3(a) below.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. This Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding “incentive stock options” or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected

Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise price or strike price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments and Section 3(a)(ii) regarding automatic increases, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 3,881,477 shares (the “Share Reserve”), which number is the sum of (i) 2,725,773 new shares, plus (ii) the number of shares subject to the 2012 Plan’s Available Reserve, plus (iii) the number of shares that are Returning Shares, as such shares become available from time to time.

(ii) In addition, the Share Reserve will automatically increase (i) upon the Milestone Closing (and provided that such Milestone Closing occurs on or before March 31, 2020) by an additional 4,166,860 shares and (ii) on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2021 and ending on (and including) January 1, 2029, in an amount equal to 5.0% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(iii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 32,193,350 shares of Common Stock.

(d) Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $750,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, $1,000,000.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award

Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service).

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee or the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. The Board or Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Committee or another third party selected by the Committee. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the

Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy maintained by the Company, including any such policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Transactions. The following provisions will apply to Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which an Award may be exercised) to a date prior to the effective time of such Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;

(v) cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

(d) Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is most recently adopted by the Board, or (ii) the date the Plan is most recently approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.	EFFECTIVE DATE.

The Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The law of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means                 , 2019, which is the date the Plan was adopted by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. Notwithstanding the foregoing, neither this provision nor any other provision of the Plan is intended to, and they shall not be interpreted in a manner that limits or restricts a Participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Exchange Act). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”)

exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(j) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Regulus Therapeutics Inc., a Delaware corporation.

(n) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service ; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2019, provided this Plan is approved by the Company’s stockholders at such meeting.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “Milestone Closing” has the meaning set forth in the Securities Purchase Agreement between the Company and the purchasers named therein, dated May 3, 2019, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 9 2019 and available at the following link: https://www.sec.gov/Archives/edgar/data/1505512/000119312519143173/d689955dex101.htm.

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) market penetration or expansion; (vi) earnings from operations; (vii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (viii) net income or net income per common share (basic or diluted); (ix) return on equity, investment, capital or assets; (x) one or more operating ratios; (xi) borrowing levels, leverage ratios or credit rating; (xii) market share; (xiii) capital expenditures; (xiv) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (xv) stock price, dividends or total stockholder return; (xvi) development of new technologies or products; (xvii) sales of particular products or services; (xviii) economic value created or added; (xix) operating margin or profit margin; (xx) customer acquisition or retention; (xxi) raising or refinancing of capital; (xxii) successful hiring of key individuals; (xxiii) resolution of significant litigation; (xxiv) acquisitions and divestitures (in whole or in part); (xxv) joint ventures and strategic alliances; (xxvi) spin-offs, split-ups and the like; (xxvii) reorganizations; (xxviii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; (xxix) strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings, approvals or milestones, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (xxx) any other measures of performance selected by the Board.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles, (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item and (13) to make other appropriate adjustments selected by the Board. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp) “Plan” means this Regulus Therapeutics Inc. 2019 Equity Incentive Plan.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ccc) “Transaction” means a Corporate Transaction or a Change in Control.

000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6    C123456789    000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext    Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.    Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on July 31, 2019. Online Go to www.investorvote.com/RGLS or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RGLS    Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.    Annual Meeting Proxy Card    1234 5678 9012 345    IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    A Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2—6.    1. Election of Directors:    01—David Baltimore, Ph.D. 02—Kathryn J. Collier 03—Joseph P. Hagan 04—Jake R. Nunn 05—Stelios Papadopoulos, Ph.D. 06—William H. Rastetter, Ph.D. 07—Hugh Rosen, M.D., Ph.D. 08—Simos Simeonidis, Ph.D. 09—Pascale Witz, MBA, MSc    Mark here to vote FOR all nominees    Mark here to WITHHOLD vote from all nominees    For All EXCEPT—To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.    01 02 03 04 05 06 07 08 09    For Against Abstain    2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.    4. To approve the Regulus Therapeutics Inc. 2019 Equity Incentive Plan    6. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending 2019.    For Against Abstain    3. To approve the issuance of securities convertible into and exercisable for the Company’s common stock in connection with a financing transaction.*    5. To authorize the adjournment of the annual meeting in order to permit the solicitation of additional proxies if there are not sufficient votes to approve Proposal 3 or Proposal 4 described above at the time of the annual meeting.    *Shares of common stock issued at the Initial Closing under that certain Securities Purchase Agreement, dated May 3, 2019, among the Company and the Purchasers named therein, and any shares of common stock issued upon exercise or conversion of any other securities issued at such Initial Closing, are not entitled to vote on, and will not be counted for purposes of, this Proposal 3.    C 1234567890 J N T 1UPX 423180 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03356C

REGULUS THERAPEUTICS INC. 2019 Annual Meeting of Regulus Therapeutics Inc. Stockholders August 1, 2019 9:00 A.M. PDT    Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.edocumentview.com/RGLS.    Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RGLS    IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    Proxy – Regulus Therapeutics Inc.    Notice of 2019 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting – August 1, 2019 The undersigned hereby appoint(s) Joseph P. Hagan and Christopher Aker and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Regulus Therapeutics Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held August 1, 2019 at the company’s offices located at 10628 Science Center Drive, San Diego, CA 92121, with all powers which the undersigned would possess if present at the Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made but the card is signed, this proxy card will be voted FOR the election of all nominees listed in Proposal 1, and FOR Proposals 2—6, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.    Continued and to be signed on reverse side    B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below    Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.    Date (mm/dd/yyyy) — Please print date below.    Signature 1 — Please keep signature within the box.    Signature 2 — Please keep signature within the box.    C Non-Voting Items    Change of Address — Please print new address below.    Comments — Please print your comments below.    Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.